EXHIBIT 10(a)

$275,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

June 29, 2001,

among

AIRBORNE EXPRESS, INC., and ABX AIR, INC.,

as Borrowers,

AIRBORNE, INC.,

as Parent,

The LENDERS Listed Herein,

and

WACHOVIA BANK, N.A., as Administrative Agent and Collateral Agent,

with

U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent,

BANK OF AMERICA, N.A., as Syndication Agent, and

WACHOVIA SECURITIES, INC., as Lead Arranger.

TABLE OF CONTENTS

CREDIT AGREEMENT

SECTION 4.01.......... Conditions to Initial Borrowing and issuance of any Letter of Credit.. 52

SECTION 6.25.......... Limitation on Issuance and Sale of Capital Stock and Redeemable Preferred Stock of Subsidiaries 75

SECTION 9.04.......... Base Rate Loans or Other Euro-Dollar Loans Substituted for Affected Euro-Dollar Loans 89

EXHIBITS:

EXHIBIT A-1 - Form of Syndicated Loan Note

EXHIBIT A-2 - Form of Swing Loan Note

EXHIBIT B-1 - Form of Borrowers' Opinion

EXHIBIT B-2 - Form of Local Counsel's Opinion

EXHIBIT B-3 - Form of FAA Counsel's Opinion

EXHIBIT C - Form of Administrative Agent's Opinion

EXHIBIT D - Form of Assignment and Acceptance

EXHIBIT E-1 - Form of Notice of Borrowing

EXHIBIT E-2 - Form of Notice of Continuation or Conversion

EXHIBIT F - Form of Borrowing Base Certificate

EXHIBIT G - Form of Compliance Certificate

EXHIBIT H-1 - Form of Closing Certificate (ABX Air, Inc.)

EXHIBIT H-2 - Form of Closing Certificate (Airborne, Inc.,

and Airborne Express, Inc.)

EXHIBIT I - Form of Officer's Certificate

EXHIBIT J - [RESERVED]

EXHIBIT K - Form of Aircraft Chattel Mortgage, Security Agreement, and

Assignment of Rents and Leases

EXHIBIT L - Form of Contribution Agreement

EXHIBIT M - Form of Information Disclosure Certificate

EXHIBIT N - Form of Pledge Agreement

EXHIBIT O - Form of Mortgage

EXHIBIT P-1 - Form of Letter of Credit Request

EXHIBIT P-2 - Form of Notice of Letter of Credit

EXHIBIT Q - [RESERVED]

EXHIBIT R - Form of Parent Guaranty

EXHIBIT S - Form of Subsidiary Guaranty

EXHIBIT T - Form of Security Agreement

SCHEDULES:

SCHEDULE 1.01(L) - Outstanding Letters of Credit

SCHEDULE 1.01(P) - Permitted Encumbrances

SCHEDULE 1.01(R) - Real Property Collateral

SCHEDULE 1.01(S) - Segregated Aviation Chattel

SCHEDULE 5.08 - Subsidiaries

SCHEDULE 5.19 - Foreign Subsidiaries

SCHEDULE 5.23 - Labor Disputes

SCHEDULE 5.25 - Capital and Operating Leases

SCHEDULE 5.27 - Capital Structures of Subsidiaries

SCHEDULE 6.14 - Transactions with Affiliates

SCHEDULE 6.16 - Existing Investments

SCHEDULE 6.17 - Liens

SCHEDULE 6.24 - Permitted Debt

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 29, 2001, is made by and among AIRBORNE EXPRESS, INC., a Delaware corporation ("Express"), ABX AIR, INC., a Delaware corporation ("ABX"; ABX and Express each a "Borrower" and, together, jointly and severally, the "Borrowers"), AIRBORNE, INC., a Delaware corporation (the "Parent"), the Lenders listed on the signature pages hereof and WACHOVIA BANK, N.A., a national banking association, as a Lender, Administrative Agent, and Collateral Agent. AIRBORNE INC., a Delaware corporation (the "Parent"), joins in this Agreement for the purposes of making certain representations, warranties, and covenants to the Administrative Agent, the Collateral Agent, and Lenders.

The parties hereto agree as follows:

ARTICLE 1 DEFINITIONS SECTION 1.01.                     Definitions

.

The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided), have the meanings set forth herein:

"1992 Notes" means, collectively, the debentures, notes, instruments, and other evidences of Debt issued by Express, formerly known as Airborne Freight Corporation, pursuant to the Indenture and certain other Indenture Documents on or about December 15, 1992, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

"1995 Notes" means, collectively, the debentures, notes, instruments, and other evidences of Debt issued by Express, formerly known as Airborne Freight Corporation, pursuant to the Indenture and the other Indenture Documents on or about September 15, 1995, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

"Adjusted Debt" means, at the time of determination, (a) Consolidated Debt (including, without limitation, any Receivables Program Obligations and Debt arising in connection with any Excluded Aircraft Financings, but excluding any amounts attributable to undrawn amounts available for drawing under Letters of Credit (to the extent such undrawn amounts were included in the calculation of Consolidated Debt)), plus (b) the product of (i) Consolidated Lease Expense for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters, times (ii) seven (7).

"Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

"Administrative Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as administrative agent for the Lenders hereunder, and its successors and permitted assigns in such capacity.

"Affiliate" of any relevant Person means (a) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (b) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (c) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Aggregate Real Properties" means each of the Real Properties and all other real property owned, leased, or operated by the Parent or any Subsidiary.

"Agreement" means this Amended and Restated Credit Agreement, together with all amendments and supplements hereto.

"Aircraft Chattel Mortgage" means each of those certain Aircraft Chattel Mortgages, Security Agreements, and Assignments of Rents and Leases, substantially in the form of Exhibit K, executed and delivered pursuant to this Agreement, in which certain of the Parent, the Subsidiaries, and other Persons which become Guarantors after the Closing Date grant to the Collateral Agent, for the equal and ratable benefit of the Secured Creditors, a security interest in the Collateral described therein, together with all amendments and supplements thereto.

"Aircraft Financing Subsidiary" means one or more special purpose Persons which (a) constitute a Subsidiary of the Parent or a Domestic Subsidiary; and (b) were or will be created for the sole purpose of, and whose only business shall be, directly related to the structuring or performance of an Excluded Aircraft Financing.

"Amortization" means for any period the sum of all amortization charges of the Parent and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.

"Appliance" has the meaning given such term in 49 U.S.C. Sec. 40102.

"Applicable Margin" has the meaning set forth in Section 2.07(a).

"Arranger's Letter Agreement" means that certain letter agreement, dated as of May 24, 2001, among the Parent, Wachovia Securities, Inc., and Wachovia Bank, N.A., relating to the structure of the credit facilities provided for under this Agreement, and certain fees from time to time payable by the Borrowers to the Administrative Agent, together with all amendments and supplements thereto.

"Assignee" has the meaning set forth in Section 10.08(c).

"Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 10.08(c) in the form of Exhibit D.

"Authority" has the meaning set forth in Section 9.02.

"Aviation Chattel" means each aircraft, aircraft engine, and propeller owned by the Parent or any Subsidiary; provided that, on and after the 61st day following the Closing Date, the term "Aviation Chattel" shall not include any item of Segregated Aviation Chattel unless:

(a)    the FAA records relating to such item of Segregated Aviation Chattel shall have been cleared, to the satisfaction of the Administrative Agent, of all inconsistencies, Liens (whether actual Liens or potential Liens), and other aberrations of title or record or (b)   the Administrative Agent shall have, in its sole and absolute discretion, elected in writing to allow such item of Segregated Aviation Chattel to remain included in the definition of "Aviation Chattel" after such date;

further provided, that the term "Aviation Chattel" shall not, at any time, include any item of Segregated Aviation Chattel if the Administrative Agent determines, in its sole and absolute discretion, that the Parent or a Subsidiary is not exercising its best efforts to clear the FAA records in the manner and to the extent provided in subparagraph (a) above.

"Bankruptcy Code" shall mean Title 11 of the United States Code, as it may be amended from time to time.

"Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (a) the Prime Rate or (b) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

"Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Notice of Continuation or Conversion, Section 2.02(f), or Article 9, as applicable.

"Borrower" and "Borrowers" means, individually and collectively, as the context requires, each of the following Persons, each of them being jointly and severally obligated as Borrowers hereunder: (a) AIRBORNE EXPRESS, INC., a Delaware corporation, and (b) ABX AIR, INC., a Delaware corporation, and (c) each of their respective successors and permitted assigns.

"Borrowing" means a borrowing hereunder consisting of Loans made to either or both of the Borrowers (a) at the same time by all of the Lenders, in the case of a Syndicated Borrowing, or (b) by Wachovia, in the case of a Swing Loan. A "Borrowing" is a "Syndicated Borrowing" if such Loans are made pursuant to Section 2.01(a). A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Borrowing is a "Swing Loan Borrowing" if such Loan is made pursuant to Section 2.01(b).

"Borrowing Base" means the following sum:

(A) the Determined Percentage of an amount equal to the difference of (i) the product of the Current Receivables Factor, times the Eligible Accounts, less (ii) the maximum aggregate amount of Purchased Receivables which have been purchased from the Receivables Subsidiary under the Receivables Securitization Program at any time, as such maximum amount may be modified from time to time, less (iii) the Receivables Reserve;

PLUS

(B) 65% of the Fair Market Value of the Parent's and the Subsidiaries' aviation fuel inventory which is subject at all times to a duly perfected, first priority security interest in favor of the Collateral Agent pursuant to a Security Agreement;

PLUS

(C) 80% of the amount equal to the difference of (i) the Orderly Liquidation Value of all Spare Parts and Appliances (other than Spare Parts and Appliances which are included in paragraph (F) below) which are subject at all times to a duly perfected, first priority security interest in favor of the Collateral Agent pursuant to a Security Agreement or an Aircraft Chattel Mortgage, less (ii) the Costs attributable to such items;

PLUS

(D) 60% of the aggregate Fair Market Value of the Borrowing Base Properties;

PLUS

(E) 80% of the amount equal to the difference of (i) the Orderly Liquidation Value of all operational and fully functioning Aviation Chattel which is at all times subject to a duly perfected, first priority security interest (subject only to Permitted Encumbrances which do not constitute liens or security interests) in favor of the Collateral Agent pursuant to an Aircraft Chattel Mortgage or Security Agreement, less (ii) the Costs attributable to such items;

PLUS

(F) 80% of the amount equal to the difference of (i) the Orderly Liquidation Value of all disabled or non-operating Aviation Chattel (including, without limitation, Aviation Chattel which is incomplete and from which the Parent or the Subsidiaries scavenge parts) which is all times subject to a duly perfected, first priority security interest (subject only to Permitted Encumbrances which do not constitute liens or security interests) in favor of the Collateral Agent pursuant to an Aircraft Chattel Mortgage or Security Agreement, less (ii) the Costs attributable to such items;

PLUS

(G) an amount equal to (i) the actual amount of any cash on deposit in any Designated Account, plus (ii) the value of any Cash Equivalents maintained in any Designated Account, less, in any case, any interest on such cash or Cash Equivalents which is in such Designated Account;

MINUS

(H) an amount equal to the Outstanding Indenture Obligations.

"Borrowing Base Certificate" means a certificate in the form of Exhibit F.

"Borrowing Base Property" means each parcel of Real Property (a) which is at all times subject to a duly perfected, first priority security interest in favor of the Collateral Agent pursuant to a Mortgage; (b) with respect to which the Parent or the owner of such parcel shall have delivered to the Collateral Agent a survey of such parcel in form reasonably satisfactory to the Collateral Agent; (c) with respect to which the Parent or the owner of such parcel shall have delivered to the Collateral Agent a Phase I environmental audit of such parcel (with such audit's having been performed by an environmental audit Person reasonably satisfactory to the Collateral Agent); (d) with respect to which the Collateral Agent shall have received a title insurance policy insuring the Collateral Agent, on behalf of the Secured Creditors, as being the owner and holder of a first priority mortgage lien on such parcel, in form, substance, amount, with such reinsurance, with such endorsements, with no exception for creditors' rights, and with only such exceptions as are approved by the Collateral Agent in its discretion and such parcel will not be subject to any leases which are not subordinate to the Mortgage and not approved by the Collateral Agent; and (e) with respect to which the Administrative Agent, after the Collateral Agent's receipt of such survey and audit shall have, in its discretion, consented in writing to such parcel's being included in this definition; provided that, if such surveys and audits are not delivered to the Collateral Agent within 120 days of the Closing Date, such parcel shall never thereafter be included within the definition of Borrowing Base Properties unless the Collateral Agent and the Administrative Agent shall agree otherwise in writing.

"Capital Stock" means any non-redeemable capital stock of the Parent or any of the Subsidiaries (to the extent issued to a Person other than the Parent or a Subsidiary), whether common or preferred.

"Capital Expenditures" shall mean the aggregate amount of all expenditures of the Parent and its Consolidated Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, but excluding the amount of any capitalized interest expense.

"Cash Equivalent" means any instrument, to the extent the Investment in such instrument is permitted under Section 6.16, (a) issued by a Person whose commercial paper is rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and (b) which provides for a fixed income and has a maturity date of three months or less.

"Casualty" means any act or occurrence of any kind or nature that results in damage, loss or destruction to an asset.

"CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sec. 9601 et. seq. and its implementing regulations and amendments.

"CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

"Change of Law" shall have the meaning set forth in Section 9.02.

"Citizen" has the meaning set forth in Section 5.19.

"Closing Certificate" has the meaning set forth in Section 4.01(e).

"Closing Date" means June 29, 2001.

"Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

"Collateral" means the real and personal property in which the Collateral Agent, in its capacity as collateral agent, for itself and the equal and ratable benefit of the Secured Creditors, is granted a security interest pursuant to any of the Collateral Documents.

"Collateral Agent" means the Administrative Agent or its designee, in its capacity as Collateral Agent under any Loan Document.

"Collateral Assignment of Material Contracts" means a collateral assignment of contract in form satisfactory to the Collateral Agent, pursuant to which the Parent or a Subsidiary assigns the rights under such contract to the Collateral Agent for collateral purposes and for the equal and ratable benefit of the Secured Creditors, along with any other documents relating thereto reasonably requested by the Collateral Agent to evidence the parties' consent to such assignment and release or waiver of claims under such contract.

"Collateral Documents" means each of the Pledge Agreement, the Security Agreements, the Aircraft Chattel Mortgages, the Trademark Security Agreements, the Information Disclosure Certificates, and the Collateral Assignment of Material Contracts (to the extent requested by the Collateral Agent), together with acknowledgment copies of duly recorded UCC-1 financing statements and other documents (satisfactory in form and content to the Collateral Agent in all respects) pertaining to the Collateral and evidencing recordation thereof in filing offices deemed necessary by the Collateral Agent, each Waiver Agreement requested by the Collateral Agent, duly executed counterparts of the Mortgages, together with the UCC-1 (and UCC-2, for Georgia) financing statements pertaining thereto.

"Collateral Locations" shall mean the respective chief executive office of the Parent and each Subsidiary and those additional locations, if any, of the Parent and each Domestic Subsidiary set forth and described in the Information Disclosure Certificates.

"Commitment" means, with respect to each Lender, (a) the amount set forth opposite the name of such Lender on the signature pages hereof, and (b) as to any Lender which enters into any Assignment and Acceptance (whether as transferor Lender or as Assignee thereunder), the amount of such Lender's Commitment after giving effect to such Assignment and Acceptance as set forth in Schedule I thereto, in each case as such amount may be reduced from time to time pursuant to Sections  2.09 and 2.10.

"Commitment Share" means, with regard to any amount and with respect to any Lender, such Lender's portion of such amount, based on the ratio such Lender's Commitment bears to the aggregate of all Commitments.

"Compliance Certificate" has the meaning set forth in Section 6.01(c).

"Condemnation" means any taking of title, of use, or of any other property interest under the exercise of the power of eminent domain, whether temporarily or permanently, by any governmental authority or by any Person acting under governmental authority.

"Condemnation Awards" means any and all judgments, awards of damages (including, but not limited to, severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

"Consolidated Debt" means at any date the Debt of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

"Consolidated EBITDA" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Parent and the Consolidated Subsidiaries, for the relevant fiscal period: (a) Consolidated Net Income, plus (b) Consolidated Interest Expense (to the extent deducted in determining Consolidated Net Income), plus (c) Amortization (to the extent deducted in determining Consolidated Net Income), plus (d) Depreciation (to the extent deducted in determining Consolidated Net Income), plus (e) Consolidated Taxes (to the extent deducted in determining Consolidated Net Income), plus (f) any Restructuring Costs actually incurred during such fiscal period in an amount not to exceed $5,000,000 in the aggregate over all such fiscal periods.

"Consolidated EBILTDA" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Parent and the Consolidated Subsidiaries, for the relevant fiscal period: (a) Consolidated EBITDA, plus (b) all Consolidated Lease Expense.

"Consolidated Fixed Charges" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Parent and the Consolidated Subsidiaries, for the relevant fiscal period: (a) Consolidated Interest Expense, plus (b) Consolidated Lease Expense, plus (c) Scheduled Principal Amortization, plus (d) Dividends paid or declared by the Parent.

"Consolidated Interest Expense" for any period means (a) interest, whether expensed or capitalized, in respect of Debt of the Parent or any of the Consolidated Subsidiaries outstanding during such period, determined on a consolidated basis in accordance with GAAP, and (b) all program expenses payable under a Receivables Securitization Program.

"Consolidated Lease Expense" for any period of determination means the sum of the Parent's and each Consolidated Subsidiary's obligations for current minimum payments for operating leases determined in accordance with GAAP on a consolidated basis.

"Consolidated Net Income" means, for any period, the Net Income of the Parent and the Consolidated Subsidiaries determined on a consolidated basis, but excluding (a) extraordinary items and (b) any equity interests of the Parent or any Consolidated Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

"Consolidated Operating Income" means, for any period, the Operating Income of the Parent and the Consolidated Subsidiaries determined on a consolidated basis.

"Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Parent in its consolidated financial statements as of such date.

"Consolidated Tangible Net Worth" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Parent and the Consolidated Subsidiaries, prepared in accordance with GAAP, of:

(a)     Any surplus resulting from any write up of assets subsequent to December 31, 2000; (b)   All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense; (c)    To the extent not included in (b) of this definition, any amount at which shares of Capital Stock of the Parent appear as an asset on the balance sheet of the Parent and the Consolidated Subsidiaries; (d)   Loans or advances to stockholders, directors, officers or employees; and (e)    To the extent not included in (b) of this definition, deferred expenses.

"Consolidated Taxes" means, for any period of determination, the sum of the Parent's and each Consolidated Subsidiary's cash federal and state income taxes, determined in accordance with GAAP on a consolidated basis.

"Consolidated Total Tangible Assets" means, at any time, (a) the total assets of the Parent and the Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Parent and the Consolidated Subsidiaries, prepared in accordance with GAAP, minus (b) all intangible assets of the Parent and the Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Parent and the Consolidated Subsidiaries, prepared in accordance with GAAP.

"Contributed Receivables" means Receivables which are contributed to the Receivables Subsidiary as equity Investments therein pursuant to a Receivables Securitization Program.

"Contribution Agreement" means the certain Contribution Agreement, substantially in the form of Exhibit L, by and among each of the Borrowers and each of the Guarantors in existence on the Closing Date and created or acquired thereafter from time to time, together with all amendments or supplements thereto.

"Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent and the Borrowers, are treated as a single employer under Section 414 of the Code.

"Costs" means, with respect to a particular asset, the sales, marketing, and related costs anticipated to be incurred by the Collateral Agent in the liquidation of such asset, as determined from time to time by the Collateral Agent in its commercially reasonable, good faith judgment.

"Current Receivables Factor" means a fraction, expressed as a decimal, the numerator of which is line item 8, "Net Pool Balance," on the most recent Monthly Servicer Report delivered in connection with the Current Receivables Program and the denominator of which is line item 4(e), "Reported Ending A/R Balance Net of COD," on the same report; provided that if any amendment to the Current Receivables Program results in either of the foregoing line items' no longer being utilized in such report, or results in an appreciable change in the meaning of either of such terms or the method in which either of them is calculated, then the "Current Receivables Percentage" shall mean such other percentage selected by the Administrative Agent in its good faith commercially reasonable judgment which most closely approximates the definition intended above.

"Current Receivables Program" means that certain Receivables Securitization Program operated pursuant to that certain Receivables Purchase Agreement dated as of December 28, 2000, by and among Airborne Credit, Inc., Airborne Express, Inc., Blue Ridge Asset Funding Corporation, and Wachovia Bank, N.A., as amended from time to time, so long as Wachovia remains a party thereto.

"Debt" of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all payment obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business and paid in accordance with their terms, (d) all obligations of such Person as lessee under capital leases or leases for which such Person retains tax ownership of the property subject to a lease, (e) all obligations of such Person to reimburse any lender or other Person in respect of amounts payable under a lender's or banker's acceptance, (f) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (g) all obligations of such Person to reimburse any lender or other Person in respect of amounts paid or undrawn amounts available to be paid under a letter of credit or similar instrument, (h) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (i) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any), (j) all principal amounts outstanding and owed to Persons other than the Parent or any Subsidiary under the items described in clause (a) of the definition of Receivables Program Obligations, and (k) all Debt of others Guaranteed by such Person.

"Debt Service Coverage Ratio" means, calculated for each Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters (determined on a consolidated basis in accordance with GAAP), the ratio of (a) Consolidated EBILTDA to (b) the sum of (i) Consolidated Interest Expense, plus (ii) Consolidated Lease Expense, plus (iii) Scheduled Principal Amortization.

"Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

"Default Rate" means, with respect to any of the Obligations (including, without limitation, the Reimbursement Obligations and the Loans), on any day, the sum of 2%, plus the then highest interest rate (including the Applicable Margin) which may be applicable to Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

"Deferred Compensation Plan" means that certain Express Executive Deferral Plan restated effective January 1, 1999.

"Depreciation" means for any period the sum of all depreciation expenses of the Parent and the Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

"Designated Account" means each specifically identified deposit account or securities account, other than an account which constitutes a Holding Account, of the Parent or a Subsidiary (a) as to which the Administrative Agent has a duly perfected, first priority security interest pursuant to a blocked account or other agreement, in either case in form satisfactory to the Administrative Agent, executed and delivered by such Parent or Subsidiary, the depository institution or securities intermediary at which such account is maintained, as the case may be, and the Administrative Agent and (b) with respect to which the Administrative Agent has control of the disposition of the property or funds maintained in such deposit account or securities account, to the express exclusion of such Parent or Subsidiary and all other Persons; provided that, so long as no Event of Default shall have occurred and be continuing, (x) the Parent or Subsidiary may utilize from time to time any interest in such account (and the Administrative Agent agrees to cooperate with the Parent or Subsidiary in gaining access to such interest) and (y) the Parent or Subsidiary, upon request made to the Administrative Agent, may withdraw the principal amount of such account, so long as such withdrawal would not result in or cause any violation of any other term of this Agreement, including, without limitation, Section 2.12(b).

"Determined Percentage" means 65%; provided that, on and after any increase in the commitment amount of the Current Receivables Program, the Determined Percentage shall be as determined from time to time by the Administrative Agent based on its commercially reasonable good faith discretion.

"Dividends" means for any period the sum of all dividends and other distributions paid or declared by Parent during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock).

"Dollar Equivalent" means the Dollar equivalent of the amount of a Letter of Credit denominated in a foreign currency acceptable to the Foreign LC Issuer, determined by the Administrative Agent on the basis of its spot rate for the purchase of the appropriate foreign currency with Dollars.

"Dollars" or "$" means dollars in lawful currency of the United States of America.

"Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

"Domestic Subsidiary" means any Subsidiary which is not a Foreign Subsidiary.

"Eligible Accounts" means those accounts receivables which constitute "Eligible Receivables" as defined in the Current Receivables Program; provided that, immediately upon the occurrence of any event (including, without limitation, the termination, expiration, amendment or restatement of such Current Receivables Program) which results in Wachovia's not being a party in or to such Current Receivables Program or party to any replacement of such Current Receivables Program which is effective immediately upon the expiration or termination of the Current Receivables Program, the term "Eligible Accounts" shall thereafter be defined by criteria and standards established by the Administrative Agent in its commercially reasonable, good faith discretion.

"Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

"Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Parent or any Subsidiary required by any Environmental Requirement.

"Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

"Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

"Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

"Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

"Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

"Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Parent or any Subsidiary or the Aggregate Real Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

"Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

"Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing or Notice of Continuation or Conversion.

"Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.07(c).

"Event of Default" has the meaning set forth in Section 7.01.

"Excess Availability" means, at any time, the amount (if any) by which (a) the lesser of (i) the Borrowing Base or (ii) the aggregate amount of the Commitments, exceeds (b) the Working Capital Obligations.

"Excluded Aircraft Financing" means each secured financing or sale and leaseback of aircraft of the Parent and its Subsidiaries, provided that (a) no more than 7 aircraft of the Parent and the Subsidiaries, in the aggregate, may be so used as collateral security or sold and leased back, and (b) the dollar amount of such financings and consideration (cash and non-cash) paid for such sales shall not exceed $160,000,000 in the aggregate.

"Excluded Receivables" means all Receivables other than Purchased Receivables and Contributed Receivables.

"Excluded Receivables Assets" means (a) all goods of the Parent and the Subsidiaries held for sale or lease or to be furnished under a contract of service (including raw materials, work in process, finished goods and materials used or consumed in the manufacture or production thereof), goods that are returned to or repossessed, and all accessions thereto and products thereof and documents therefor (collectively, "Inventory"), other than returned goods, if any, relating to the sale that gave rise to any Receivables which are included in the Receivables Program Related Assets ("Related Returned Goods"); (b) Excluded Receivables; and (c) any Receivables or other proceeds of Inventory created or arising (i) after an Event of Default specified in (h) or (i) of Section 7.01 (other than proceeds of Related Returned Goods), or (ii) after termination of purchases under the Receivables Securitization Program.

"Executive Office" means, with respect to the Parent or any of the Subsidiaries, the chief executive office address of such Person designated as such in the Information Disclosure Certificate delivered by such Person to the Administrative Agent and Collateral Agent.

"Facility Fee" has the meaning set forth in Section 2.08(a).

"Fair Market Value" means, with respect to a particular asset, the price a willing buyer would pay to a willing seller in an arm's-length transaction between unrelated parties, as determined from time to time by the Administrative Agent in its commercially reasonable, good faith judgment.

"Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as determined in good faith by the Administrative Agent.

"Financial Covenants" means any financial covenants, financial covenant ratios, or other covenants directly measured by a Person's financial standing and performance.

"Fiscal Month" means any fiscal month of the Parent.

"Fiscal Quarter" means any fiscal quarter of the Parent.

"Fiscal Year" means any fiscal year of the Parent.

"Foreign LC Issuer" means each of Bank of America, N.A., and Wachovia.

"Foreign Subsidiary" means a Subsidiary (a) located outside the United States and (b) which, with respect to either of the Borrowers, would be a "controlled foreign corporation" deemed to hold "United States property" under Section 956 of the Code solely as a result of becoming a Guarantor by delivering a Subsidiary Guaranty.

"GAAP" means generally accepted accounting principles in the United States of America applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

"Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Guarantor" means the Parent and each Subsidiary which has delivered a Subsidiary Guaranty to the Administrative Agent.

"Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Sec. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

"Holding Account" means each specifically identified deposit account or securities account of the Parent or a Subsidiary (a) as to which the Administrative Agent has a duly perfected, first priority security interest pursuant to a blocked account or other agreement, in either case in form satisfactory to the Administrative Agent, executed and delivered by such Parent or Subsidiary, the depository institution or securities intermediary at which such account is maintained, as the case may be, and the Administrative Agent; (b) with respect to which the Administrative Agent has control of the disposition of the property or funds maintained in such deposit account or securities account, to the express exclusion of such Parent or Subsidiary and all other Persons; and (c) which contains Net Cash Proceeds which the Parent or Subsidiary intends to apply to the repair or replacement, as the case may be, of assets as contemplated in Section 2.12(c).

"Income Available for Fixed Charges" means, for any period, (a) Consolidated EBILTDA, less (b) the sum of (i) cash Capital Expenditures and (ii) Consolidated Taxes.

"Indenture" means that certain Indenture dated as of December 15, 1992, as supplemented by that certain First Supplemental Indenture dated as of September 15, 1995, relating to Express' 7.35% Notes Due 2005, as further supplemented by that certain Second Supplemental Indenture Relating to Express' 8-7/8% Notes Due 2002 dated February 12, 1997, as further supplemented by that certain Third Supplemental Indenture dated as of the Closing Date.

"Indenture Documents" means the Indenture and each of the other documents, agreements, instruments, debentures, notes, or evidences of indebtedness from time to time issued, executed, delivered, or entered into in connection with, or pursuant to, the Indenture.

"Information Disclosure Certificate" means each of the Information Disclosure Certificates, substantially in the form of Exhibit M, executed and delivered to the Administrative Agent and the Collateral Agent.

"Interest Period" means, with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third, or sixth month thereafter, as the Borrowers may elect in the applicable Notice of Borrowing or Notice of Continuation or Conversion; provided that:

(a)     any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; (b)   any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and (c)    no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

"Investment" means any investment in any Person, whether by means of (a) purchase or acquisition of all or substantially all of the assets of such Person (or of a division or line of business of such Person), (b) purchase or acquisition of obligations or securities of such Person, (c) capital contribution to such Person, (d) loan or advance to such Person, (e) making of a time deposit with such Person, (f) Guarantee or assumption of any obligation of such Person or (g) by any other means.

"Issuers" means (a) the Administrative Agent and the Foreign LC Issuers as issuers of Letters of Credit under clause (b) of the definition of "Letter of Credit" and (b) each issuer of Letters of Credit outstanding on the date of this Agreement and listed on Schedule 1.01(L); "Issuer" means each of them, as the context requires.

"Lender" means each bank or other financial institution listed on the signature pages hereof as having a Commitment, and its successors and assigns.

"Lending Office" means, as to each Lender, (a) its office located at its address set forth on the signature pages hereof (or such other office identified on the signature pages hereof as its Lending Office) and (b) as to any Lender which enters into any Assignment and Acceptance (whether as transferor Lender or as Assignee thereunder), as set forth in Schedule I thereto, or in each case such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrowers and the Administrative Agent.

"Letter of Credit" means (a) each outstanding letter of credit listed on Schedule 1.01(L) and (b) each commercial letter of credit issued by an Issuer pursuant to Article 2 for the account of the Borrowers on or after the Closing Date.

"Letter of Credit Fee" has the meaning set forth in Section 2.22.

"Letter of Credit Notice" has the meaning set forth in Section 2.18(b).

"Letter of Credit Obligations" means, at any particular time, the sum of (a) the Reimbursement Obligations at such time, (b) the aggregate maximum amount available for drawing under Letters of Credit outstanding at such time and (c) the aggregate maximum amount available for drawing under Letters of Credit the issuance of which has been authorized by the Administrative Agent but which have not yet been issued.

"Letter of Credit Application Agreement" shall mean, with respect to a Letter of Credit, such form of application therefor (whether in a single or several documents) as the Administrative Agent may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may be agreed upon by the Administrative Agent and the Borrowers and are not materially adverse to the interests of the Lenders; provided, however, that in the event of any conflict between the terms of any Letter of Credit Application Agreement and this Agreement, the terms of this Agreement shall control.

"Leverage Ratio" means the ratio of Adjusted Debt to Consolidated EBILTDA.

"Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest, encumbrance, or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Parent and any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

"Liquidity" means, at the time of determination, the sum of (a) Excess Availability, plus (b) the aggregate amount of Parent's and the Consolidated Subsidiaries' cash and Cash Equivalents.

"Loan" means a Base Rate Loan, Euro-Dollar Loan, Syndicated Loan, or Swing Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans, Syndicated Loans, or Swing Loans, or any or all of them, as the context shall require.

"Loan Documents" means this Agreement, the Notes, the Parent Guaranty, the Subsidiary Guaranties, the Collateral Documents, the Contribution Agreement, any other agreement or document evidencing, relating to or securing the Obligations, and any other agreement, document or instrument delivered from time to time in connection with this Agreement, the Notes, the Parent Guaranty, the Subsidiary Guaranties, the Collateral Documents, the Contribution Agreement, or the Obligations, as such documents and instruments may be amended or supplemented from time to time.

"London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

"Margin Stock" means "margin stock" as defined in Regulations T, U or X.

"Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Parent and its Consolidated Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent, the Collateral Agent, or the Lenders under the Loan Documents, the Collateral Agent's security interest and Lien against the Collateral, or the ability of any of the Parent, the Subsidiaries, or any other Person obligated under a Guarantee of the Obligations to perform its obligations with respect to the Obligations or under the Loan Documents to which it is a party (including, without limitation, the repudiation, revocation or any attempt to do the same by any Person obligated under a Guarantee of the Obligations or any other Loan Document), as applicable, or (c) the legality, validity or enforceability of any Loan Document.

"Material Contract" means any contract, lease, instrument, guaranty or license, or other arrangement (other than any of the Loan Documents), whether written or oral, for which notice is given to the Administrative Agent or the Collateral Agent pursuant to Section 6.11 or which has been identified by the Administrative Agent or the Collateral Agent pursuant to Section 6.11.

"Moody's" means Moody's Investor Service, Inc.

"Mortgage" means each of those certain deeds of trust or mortgages, substantially in the form of Exhibit O, executed and delivered pursuant to this Agreement, in which certain of the Parent and the Subsidiaries grant a first priority security title to and Lien on the Real Properties to the Collateral Agent for the equal and ratable benefit of the Secured Creditors, subject only to the Permitted Encumbrances applicable thereto, as security for payment of the Obligations and the Parent's and the Subsidiaries' obligations under the Indenture (including, without limitation, the 1992 Notes and the 1995 Notes), together with all amendments and supplements thereto.

"Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

"Net Cash Proceeds" shall mean, in each case as set forth in a statement in reasonable detail delivered by the Parent or the Borrowers to the Administrative Agent:

(a)     with respect to the disposition of assets by the Parent or any Subsidiary, the excess, if any, of (i) the cash proceeds received in connection with such disposition over (ii) the sum of (A) the principal amount of any Debt (other than the Loans) which is secured by such asset and which is required to be repaid in connection with the disposition thereof, plus (B) the reasonable out-of-pocket expenses incurred by the Parent or any Subsidiary, as the case may be, in connection with such disposition, plus (C) so long as no Event of Default is in existence, provision for taxes, including income taxes, attributable to the disposition of such asset; or (b)   with respect to any cash proceeds received by the Parent or any Subsidiary in respect of the issuance of any Capital Stock or Redeemable Preferred Stock or the incurring of any Debt for money borrowed (except Debt secured by Purchase Money Liens), all such cash proceeds, after deducting therefrom all reasonable and customary costs and expenses incurred by the Parent or such Subsidiary directly in connection with the issuance of such Capital Stock or Redeemable Preferred Stock or the incurring of such Debt for money borrowed. (c)    with respect to any Condemnation Awards or insurance proceeds allocable or attributable to any Casualty to, or Condemnation of, the Collateral or any other assets of the Parent or any of the Subsidiaries, the gross proceeds from any Casualty or Condemnation remaining after payment of all expenses (including attorneys' fees) incurred in the collection of such gross proceeds.

"Net Income" means, as applied to any Person for any relevant fiscal period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

"Non-U.S. Lender" has the meaning given such term in Section 2.13(c).

"Notes" means each of the Syndicated Loan Notes or the Swing Loan Note, or any or all of them, as the context shall require, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

"Noteholder" means each of the holders of the 1992 Notes and the 1995 Notes, together with their respective successors and assigns.

"Notice Lenders" has the meaning given such term in Section 9.06.

"Notice of Borrowing" has the meaning set forth in Section 2.02(a).

"Notice of Continuation or Conversion" has the meaning set forth in Section 2.04.

"Obligations" means all Debts, indebtedness, liabilities, covenants, duties and other obligations of each of the Parent and each of the Borrowers (a) to the Administrative Agent or the Lenders included or arising from time to time under this Agreement or any other Loan Document, whether evidenced by any note or other writing, whether arising from the extension of credit, opening of a letter of credit, acceptance or loan guaranty, including, without limitation, principal, interest, fees, costs, attorney's fees and indemnification amounts and any and all extensions or renewals thereof in whole or in part, direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; (b) to the Administrative Agent or any Issuer, with respect to all Letter of Credit Obligations and all other obligations arising in connection with the issuance of any Letter of Credit; (c) to Wachovia, with respect to all Swing Loans; (d) to Wachovia and its Affiliates, arising in connection with any banking or related transactions, services or functions provided to Parent or any Subsidiary in connection with the conduct of the Parent's or such Subsidiary's business (excluding extensions of credit giving rise to any Debt for money borrowed not related to this Agreement or any of the other Loan Documents); (e) to any Lender arising out of any Swap Agreement; and (f) to any Lender in the form of receivables payable by the Parent or any of the Subsidiaries on account of advances made under or pursuant to a credit card issued by such Lender.

"Officer's Certificate" has the meaning set forth in Section 4.01(f).

"Operating Income" means for any Person for any period the operating income of such Person as determined in accordance with GAAP.

"Orderly Liquidation Value" means, as to a particular asset, the orderly liquidation value assigned to such asset in the most recent appraisal covering such asset performed by an appraiser reasonably satisfactory to the Administrative Agent; provided that if any appraisal is not performed on such asset when required under this Agreement, the "Orderly Liquidation Value" of such asset shall be the value assigned by the Administrative Agent from time to time in its commercially reasonable, good faith judgment.

"Outstanding Indenture Obligations" means, at any time, the outstanding principal amount of all debentures, notes, instruments, and other evidences of Debt issued under or pursuant to the Indenture and other Indenture Documents.

"Parent" means Airborne Inc., a Delaware corporation, and its successors and permitted assigns.

"Parent Guaranty" means that certain Parent Guaranty, substantially in the form of Exhibit R, executed and delivered by the Parent in favor of the Administrative Agent, for the ratable benefit of the Lenders, together with all amendments and supplements thereto.

"Participant" has the meaning set forth in Section 10.08(b).

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Performance Pricing Determination Date" has the meaning set forth in Section 2.07(a).

"Permitted Acquisition" means the acquisition by the Parent or a Borrower of 100% of the issued and outstanding capital stock or other ownership interests of, or all or substantially all of the assets of, a Permitted Target, so long as (a) such acquisition is made on a negotiated basis with the approval of the Board of Directors or similar body of the Person to be acquired; (b) the then fair market value of the consideration to be paid for such acquisition, when added to the fair market value of the consideration paid (determined as of the time such consideration was paid) in all other acquisitions consummated on or after the Closing Date and the amount of Investments allowed under Section 6.16(o), does not exceed the lesser of $20,000,000 or 2.5% of Consolidated Tangible Net Worth; (c) the then fair market value of the consideration to be paid for such acquisition, when added to the fair market value of the consideration paid (determined as of the time such consideration was paid) in all other acquisitions consummated in the same Fiscal Year does not exceed $5,000,000; (d) within 15 Domestic Business Days prior to such acquisition the Parent or the Borrowers have delivered to the Administrative Agent and the Lenders a written certification, satisfactory to the Administrative Agent and Required Lenders in all respects, demonstrating the compliance of the Parent and the Borrowers with all of the terms and conditions of this Agreement after giving effect to such acquisition and assuming that such Permitted Target had been a Subsidiary of the Parent for the immediately preceding 12 months; and (e) the Parent or the Borrowers comply, and cause such Permitted Target to comply, with Section 6.27.

"Permitted Encumbrances" means, (a) as to all Aviation Chattel, all encumbrances of record in the FAA registry in Oklahoma City existing on the Closing Date; (b) as to each parcel of the Real Properties, the encumbrances expressly permitted by the Mortgage with respect to such parcel of the Real Properties; and (c) as to all other Collateral (other than Real Property and the Aviation Chattel), the encumbrances set forth on Schedule 1.01(P).

"Permitted Target" means a corporation, limited liability company or partnership engaged in a related line of business of the Parent or its Wholly-Owned Subsidiaries.

"Person" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

"Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

"Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit N, or in such other form as the Administrative Agent may approve with respect to Persons other than corporations, in which the Parent or a Subsidiary, as the case may be, grants the Collateral Agent, for the equal and ratable benefit of the Secured Creditors, a security interest in and pledge of all of the capital stock, membership interests, or other units of ownership of a Receivables Subsidiary (including, without limitation, Airborne Credit, Inc.) or a Aircraft Financing Subsidiary, together with all amendments and supplements thereto.

"Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

"Public Accountants" means the Parent's independent certified public accounts as of the Closing Date and such other firm or firms of nationally recognized independent certified public accountants which may be retained by the Parent thereafter for the purpose of auditing its financial statements.

"Purchase Money Financing" means any secured financing of the purchase price of equipment, so long as any Lien arising from such financing constitutes a Purchase Money Lien.

"Purchase Money Lien" means any Lien (including a negative pledge arrangement) granted by Parent or any Subsidiary from time to time to vendors or financiers of equipment to secure the payment of the purchase price thereof so long as (a) such Liens or arrangement extend only to the specific equipment so purchased, (b) secure or relate to only such deferred payment obligation and related interest, fees and charges and no other Debt, and (c) are promptly released upon the payment in full of such purchase price and related interest, fees and charges.

"Purchase Money Note" means a promissory note evidencing the obligation of the Receivables Subsidiary to pay to the Parent or any of its Subsidiaries the purchase price for Purchased Receivables in connection with the Receivables Securitization Program, which note shall be repaid from cash available to the Receivables Subsidiary, other than cash required to be held as reserves pursuant to Receivables Program Documents, amounts paid in respect of interest, principal and other amounts owing under Receivables Program Documents and amounts paid in connection with the purchase of additional Receivables.

"Purchased Receivables" means Receivables which are actually purchased pursuant to the Receivables Program Documents, for a purchase price determined pursuant thereto.

"Quarterly Payment Date means each March 31, June 30, September 30 and December 31, or, if any such day is not a Domestic Business Day, the next succeeding Domestic Business Day.

"Real Properties" means the parcels of real property described in Schedule 1.01 (R).

"Real Properties Documentation" shall mean the following as to each parcel of the Real Properties:

(i)                   an owner's/lessee's affidavit for each parcel or tract of such Real Property;

(ii)                 such consents, acknowledgments, intercreditor or attornment and subordination agreements as the Administrative Agent may require from any Third Parties with respect to any portion of such Real Property;

(iii)                a certificate as to the insurance required by the related Mortgage, to the extent not furnished pursuant to Section 6.08;

(iv)               an indemnification agreement in form satisfactory to the Collateral Agent regarding hazardous materials for such Real Property;

(v)                 an appraisal of such Real Property, prepared by an appraiser reasonably satisfactory to the Administrative Agent and engaged by and on behalf of the Administrative Agent and the Lenders; and

(vi)               any revenue ruling or similar assurance from the department or revenue or taxation requested by the Administrative Agent with respect to any stamp, intangible or other taxes payable in connection with the filing for record of any of the Mortgages.

"Receivables" means all rights of the Parent or the Subsidiaries to payment, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the sale of goods or services (including rights under bill and hold arrangements) by the Parent or any Subsidiary (and including the right to payment of any interest or finance charges and other obligations with respect thereto).

"Receivables Program Assets" means (a) all Purchase Receivables and Contributed Receivables transferred by the Parent or any Subsidiary (including the Receivables Subsidiary) pursuant to the Receivables Program Documents; provided, however, that the term "Receivables Program Assets" shall not include any Excluded Receivables Assets, (b) all Receivables Program Related Assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses (a) and (b).

"Receivables Program Documents" means (a) a receivables purchase agreement, pooling and servicing agreement, credit agreement, agreements to acquire undivided interests or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time entered into by the Parent and/or any of the Subsidiaries (including the Receivables Subsidiary), and (b) each other instrument, agreement and other document entered into by the Parent or any of the Subsidiaries (including the Receivables Subsidiary) relating to the transactions contemplated by the items referred to in clause (a) above, in each case as amended, modified, supplemented or restated and in effect from time to time.

"Receivables Program Obligations" means (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount from the Receivables Program Assets, and (b) related obligations of the Parent and any of the Subsidiaries (including, without limitation, rights in respect of interest or yield, breach of warranty claims and expense reimbursement and indemnity provisions) and other Standard Securitization Undertakings.

"Receivables Program Related Assets" means, with respect to Purchased Receivables and Contributed Receivables (but not Excluded Receivables), (a) rights of the seller or contributor thereof under the documentation governing or relating to such Receivables, including all contracts pursuant to which any account party or other party is obligated to make payment on any such Receivable, and all related purchase orders, invoices and other agreements, documents, books, records and other media for the storage of information (including tapes, disks, punch cards, computer programs and databases and related property), (b) all of the right, title and interest of the seller or contributor thereof in the goods, if any, relating to the sale that gave rise to such Receivable, all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract described in clause (a) or otherwise, and all letters of credit, guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the contract described in clause (a) or otherwise, and (c) all proceeds of all of the foregoing, including all funds received by any Person in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect thereof or otherwise applied to repay or discharge any such Receivable (including insurance payments applied in the ordinary course of business to amounts owed in respect of such Receivable and net proceeds of any sale or other disposition of repossessed goods that were the subject of any such Receivable) or other collateral or property of the account party or other party directly or indirectly liable for payment of such Receivables, and any lockboxes or accounts in which such proceeds are deposited, (d) all spread accounts and other similar accounts (and any amount on deposit therein) established in connection with the Receivables Securitization Program and (e) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Program Documents.

"Receivables Reserve" means, at any time of determination, an amount equal to the outstanding principal amount owned by the Receivables Subsidiary on any instrument made by it in connection with a Receivables Securitization Program and which is payable to the order of a seller of Receivables Program Assets.

"Receivables Securitization Program" means any transaction or series of transactions that may be entered into by the Parent and any of its Subsidiaries pursuant to which the Parent and/or any of the Subsidiaries may sell, convey or otherwise transfer to the Receivables Subsidiary and (in the case of a transfer by the Receivables Subsidiary) any other Person, or may grant a security interest in, any Receivables Program Assets (whether now existing or arising in the future); provided that:

(d)   no portion of the indebtedness or any other obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle (i) is guaranteed by the Parent or any of the Subsidiaries (other than the Receivables Subsidiary and excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent or any of the Subsidiaries (other than the Receivables Subsidiary) for payment other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Parent or any of the Subsidiaries (other than the Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings, (e)    neither the Parent nor any of the Subsidiaries (other than the Receivables Subsidiary) have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results; and (f)     the scheduled maturity of any Receivables Program Obligations of the type described in clause (a) of the definition of "Receivables Program Obligations" is no earlier than the Termination Date.

"Receivables Subsidiary" means a special purpose corporation that is a wholly owned subsidiary of the Parent, created for the sole purpose of, and whose only business shall be, acquisition of the Receivables Program Assets pursuant to the Receivables Securitization Program and those activities incidental to the Receivables Securitization Program.

"Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (a) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (b) redeemable at the option of the holder thereof.

"Refunding Loan" means a new Syndicated Loan made on the day on which (a) an outstanding Syndicated Loan is maturing as a refinancing thereof or (b) a Base Rate Borrowing is being converted to a Euro-Dollar Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of refinancing such maturing Loan or Loan being converted, and provided that the maturing Loan or Loan being converted is of the same type as the new Loan (that is, both are Syndicated Loans), excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrowers pursuant to Section 2.02(c) or remitted to the Administrative Agent as provided in Section 2.13, in each case as contemplated in Section 2.02(d).

"Register" has the meaning set forth in Section 10.08(c).

"Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

"Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

"Reimbursement Obligations" means the reimbursement or repayment obligations of the relevant Borrower to the relevant Issuer pursuant to Section 2.19 with respect to Letters of Credit.

"Related Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender.

"Replacement Lender" has the meaning given such term in Section 9.06.

"Required Lenders" means at any time Lenders having at least 51% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Lenders holding at least 51% of the aggregate outstanding principal amount of the sum of (a) Syndicated Loans, plus (b) the Letter of Credit Obligations.

"Restricted Payment" means (a) any dividend or other distribution on any shares of the Parent's Capital Stock or Redeemable Preferred Stock (except dividends payable solely in shares of its Capital Stock or Redeemable Preferred Stock), or (b) any payment on account of the purchase, redemption, retirement, defeasance, or other acquisition of or sinking fund for (i) any shares of the Parent's Capital Stock or Redeemable Preferred Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock or Redeemable Preferred Stock), or (ii) any option, capital appreciation rights, stock appreciation rights, warrant or other right to acquire shares of the Parent's Capital Stock or Redeemable Preferred Stock, or (c) any payment prior to the scheduled maturity of the 1992 Notes, the 1995 Notes, or other Debt (other than the Obligations) of the Parent or any Subsidiary.

"Restructuring Costs" means restructuring and reorganization costs, including, without limitation, all costs associated with reductions in workforce, incurred by the Parent and the Consolidated Subsidiaries during Fiscal Year 2001.

"Scheduled Principal Amortization" means, for any period, the aggregate amount of the principal of any Debt of the Parent or the Subsidiaries which, in accordance with the terms of the instrument or agreement governing such Debt, is or becomes due and payable during such period; provided that the term Scheduled Principal Amortization shall not include the principal amount of any payments made or to be made by the Parent or any Subsidiary as payment of the $100,000,000 principal payment of the 1992 Notes due on December 15, 2002, so long as (a) such payments are made on or after such date or (b) with respect to payments made before such date, the Required Lenders have, upon written request made by the Parent or the Borrowers, provided their consent.

"Secured Creditors" means each of the Collateral Agent, the Administrative Agent, the Lenders, the Noteholders, and each of their respective successors and assigns.

"Security Agreements" means each of those certain Security Agreements dated as of even date herewith, substantially in the form of Exhibit T, and each such agreement delivered after the date hereof, in which the Guarantors grant the Collateral Agent, for the equal and ratable benefit of the Secured Creditors, a security interest in the Collateral described therein.

"Segregated Aviation Chattel" means each airframe, engine, or propeller shown on Schedule 1.01(S).

"Senior Officer" means any of the following officers of Parent or either of the Borrowers, regardless of actual title: Chief Executive Officer, Chief Operating Officer, Chief Accounting Officer, Chief Financial Officer, Treasurer, Senior Legal Officer.

"S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

"Spare Parts" has the meaning given such term in 49 U.S.C. Sec. 40102, as amended from time to time.

"Special Purpose Vehicle" means a trust, partnership or other special purpose Person established by the Parent to implement the Receivables Securitization Program.

"Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Parent or any of the Subsidiaries (other than the Receivables Subsidiary) that are reasonably customary in accounts receivable securitization transactions, as reasonably determined in good faith by the Administrative Agent.

"Stockholders' Equity" means, at any time, the shareholders' equity of the Parent and the Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Parent and the Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Parent or any the Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (a) the par or stated value of all outstanding Capital Stock, (b) capital surplus, (c) retained earnings, and (d) various deductions such as (i) purchases of treasury stock, (ii) valuation allowances, (iii) receivables due from an employee stock ownership plan, (iv) employee stock ownership plan debt guarantees, and (v) translation adjustments for foreign currency transactions.

"Subsidiary" means any Person, whether now existing or hereafter created or acquired, of which the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Parent, including, without limitation, each of the Borrowers.

"Subsidiary Guaranty" means each Subsidiary Guaranty, substantially in the form of Exhibit S, executed and delivered by each of the Domestic Subsidiaries in existence on the Closing Date and thereafter executed and delivered pursuant to Section 6.27, together with all amendments and supplements thereto.

"Supplemental Executive Retirement Plan" means that certain Express Supplemental Executive Retirement Plan restated effective January 1, 2000.

"Swap Agreement" means any interest rate protection agreement, hedging agreement, or other similar agreement entered into with respect to Debt in an amount not to exceed $60,000,000 incurred in connection with an Excluded Aircraft Financings.

"Swing Loan" means a Loan made by Wachovia pursuant to Section 2.01(b), which must be a Base Rate Loan.

"Swing Loan Note" means the promissory note of the Borrowers, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrowers to repay the Swing Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

"Syndicated Loans" means the Base Rate Loans or Euro-Dollar Loans made pursuant to the terms of Section 2.01(a).

"Syndicated Loan Notes" means the promissory notes of the Borrowers, substantially in the form of Exhibit A-1, evidencing the obligation of the Borrowers to repay Syndicated Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

"Taxes" has the meaning set forth in Section 2.13(c).

"Termination Date" means whichever is applicable of (a) June 30, 2004, (b) the date the Commitments are terminated pursuant to Section 7.01 following the occurrence of an Event of Default, or (c) the date the Borrowers terminate the Commitments entirely pursuant to Section 2.09.

"Third Party" means any landlord, lessee, sublessee, warehousemen, servicer, processor, bailee, licensee, and other third parties which may, from time to time, be in the possession or control of, or use, any Collateral or any property on which any Collateral is or may be located, excluding those users of the Real Properties in the ordinary course of business and on a temporary basis.

"Third Party Claims" means claims of Third Parties against the Parent or any Subsidiary for rent, storage, maintenance, repair, processing, servicing or bailment in respect of any Collateral or any property on which any Collateral is or may be located.

"Trademark Security Agreement" shall mean a trademark security agreement in form satisfactory to the Collateral Agent, pursuant to which the Parent or a Subsidiary assigns the rights in and to the intellectual property described therein to the Collateral Agent for collateral purposes and for the equal and ratable benefit of the Secured Creditors.

"Transferee" has the meaning set forth in Section 10.08(d).

"U.S.C." means the United States Code as in effect from time to time.

"UCC" shall mean the Uniform Commercial Code Secured Transactions of Georgia (O.C.G.A. Art. 11-9), as in effect from time to time.

"Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

"Unused Commitment" means at any date, with respect to any Lender, (a) its Commitment, less (b) an amount equal to the sum of (i) the aggregate outstanding principal amount of such Lender's Syndicated Loans, plus (ii) such Lender's Commitment Share of the outstanding principal amount of all Swing Loans, plus (iii) the Letter of Credit Obligations.

"Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

"Waiver Agreement" means a Waiver and Agreement in form satisfactory to the Collateral Agent, executed and delivered by any Third Party waiving or subordinating its Third Party Claims and making certain other agreements in regard to the Collateral.

"Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Parent.

"Working Capital Obligations" means the sum at any time of (a) the outstanding principal amount of all Syndicated Loans and Swing Loans, plus (b) the Letter of Credit Obligations.

SECTION 1.02.                     Accounting Terms and Determinations

.

Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Public Accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Parent and the Consolidated Subsidiaries delivered to the Lenders unless with respect to any such change concurred in by the Public Accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (a) the Parent shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (b) the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 6.01 hereof, means the financial statements referred to in Section 5.04).

SECTION 1.03.                     References

.

Unless otherwise indicated, references in this Agreement to "articles," "exhibits," "schedules," "sections," and other subdivisions are references to Articles, Exhibits, Schedules, Sections, and Subdivisions hereof.

SECTION 1.04.                     Use of Defined Terms

.

All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise. The terms "accounts," "chattel paper," "instruments," "general intangibles," "inventory," "equipment," and "fixtures," as and when used herein and in the other Loan Documents, shall have the same meanings given such terms under the UCC.

SECTION 1.05.                     Terminology

.

The terms "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to "including" and "include" shall be understood to mean "including, without limitation." All references to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" to be "continuing" until such Event of Default has been waived in writing by Administrative Agent. Whenever the phrase "to the best of any Person's knowledge" or words of similar import relating to the knowledge or the awareness of such Person are used herein, such phrase shall mean and refer to (a) the actual knowledge of a Senior Officer of such Person or (b) the knowledge that a Senior Officer of such Person would have obtained if he had engaged in a good faith and diligent performance of his duties, including the making of such reasonable specific inquiries as may be necessary of the officers, employees or agents of such Person and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All calculations of money values shall be in Dollars, all Loans made hereunder shall be funded in Dollars, and all amounts payable in respect of any of the Obligations shall be paid in Dollars. Any agreement entered into by the Administrative Agent or the Collateral Agent pursuant to this Agreement or any of the other Loan Documents, any payment made by or to or funds received by the Administrative Agent or the Collateral Agent pursuant to or as contemplated by any of the Loan Documents, or any other act taken or admitted to be taken by the Administrative Agent or the Collateral Agent shall, unless otherwise expressly provided, be created, entered into, made or received or taken or omitted, for the benefit or account of the Administrative Agent and the Lenders; provided that any Lien created, attached, arising pursuant to or in connection with this Agreement or any Collateral Document shall be for the equal and ratable benefit of the Secured Creditors.

ARTICLE 2 THE CREDITS SECTION

2.01.                      Commitments to Make Loans.

(a)    Syndicated Loans. Each Lender severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans to the Borrowers from time to time before the Termination Date; provided that, immediately after each such Syndicated Loan is made:

(i)                  the aggregate outstanding principal amount of Syndicated Loans by such Lender shall not exceed the amount of its Commitment, and

(ii)                the sum of the aggregate outstanding principal amount of all Syndicated Loans, Swing Loans, and Letter of Credit Obligations shall not exceed the aggregate amount of all Commitments, and

(iii)               the Working Capital Obligations shall not exceed the lesser of (A) the aggregate amount of all Commitments and (B) the Borrowing Base;

Each Syndicated Borrowing under this Section 2.01(a) shall be in an aggregate principal amount of (X) as to Base Rate Loans, $1,000,000 or any larger integral multiple of $500,000, and (Y) as to Euro-Dollar Loans, $5,000,000 or any larger integral multiple of $1,000,000 (except that in either case any such Syndicated Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made by the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, repay or, to the extent permitted by Section 2.09 and Section 2.11, prepay Syndicated Loans and reborrow under this Section 2.01(a) at any time before the Termination Date.

(b)   Swing Loans. In addition to the foregoing, Wachovia shall from time to time, upon the request of the Borrowers, if the applicable conditions precedent in Article 3 have been satisfied, make Swing Loans to the Borrowers in an aggregate principal amount at any time outstanding not exceeding $15,000,000; provided that, immediately after such Swing Loan is made, the conditions set forth in clauses (ii) and (iii) of Section 2.01(a) shall have been satisfied. Each Swing Loan Borrowing under this Section 2.01(b) shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000. Within the foregoing limits, the Borrowers may borrow under this Section 2.01(b), prepay and reborrow under this Section 2.01(b) at any time before the Termination Date. Swing Loans shall not be considered a utilization of the Commitment of Wachovia or any other Lender hereunder. All Swing Loans shall be made as Base Rate Loans. At any time, upon the request of Wachovia, each Lender (other than Wachovia, which shall retain its ratable share thereof) shall, on the third Domestic Business Day after such request is made, purchase a participating interest in Swing Loans in an amount equal to its ratable share (based upon its respective Commitment) of such Swing Loans. On such third Domestic Business Day, each Lender will immediately transfer to Wachovia, in immediately available funds, the amount of its participation. Whenever, at any time after Wachovia has received from any such Lender its participating interest in a Swing Loan, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Administrative Agent is required to be returned, such Lender will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it. Each Lender's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against Wachovia requesting such purchase or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments; (iii) any adverse change in the condition (financial or otherwise) of either of the Borrowers, the Parent, or any other Person; (iv) any breach of this Agreement by the Parent or either of the Borrowers or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 2.02.                      Method of Borrowing Loans..

(a)    The Borrowers shall give the Administrative Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E-1, prior to (i) 2:00 P.M. (Atlanta, Georgia, time) on the same Domestic Business Day of each Swing Loan Borrowing, (ii) 12:00 Noon (Atlanta, Georgia, time) on the same Domestic Business Day of each Syndicated Loan which is a Base Rate Borrowing, and (iii) 12:00 Noon (Atlanta, Georgia, time) at least 3 Euro-Dollar Business Days before each Syndicated Loan which is a Euro-Dollar Borrowing, specifying:

(i)                  the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

(ii)                the aggregate amount of such Borrowing,

(iii)               whether the Loans comprising such Borrowing are to be Base Rate Loans, Euro-Dollar Loans, or Swing Loans, and

(iv)              in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

(b)   Upon receipt of a Notice of Borrowing for a Syndicated Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Syndicated Borrowing, and such Notice of Borrowing, once received by the Administrative Agent, shall not thereafter be revocable by the Borrowers.

(c)    Not later than 2:00 P.M. (Atlanta, Georgia, time) on the date of each Syndicated Borrowing, each Lender shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address determined pursuant to Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrowers at the Administrative Agent's aforesaid address. Unless the Administrative Agent receives notice from a Lender, at the Administrative Agent's address referred to in or specified pursuant to Section 10.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Syndicated Borrowing stating that such Lender will not make a Syndicated Loan in connection with such Syndicated Borrowing, the Administrative Agent shall be entitled to assume that such Lender will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Lender's ratable share of such Syndicated Borrowing to the Borrowers for the account of such Lender. If the Administrative Agent makes such Lender's ratable share available to the Borrowers and such Lender does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Administrative Agent shall be entitled to recover such Lender's ratable share from either (but not both) (i) such Lender, together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the overnight Federal funds to cover such amount for each such day during such period, or (ii) the Borrowers (and for such purpose shall be entitled, after notice to the Borrowers, to charge such amount to any account of the Borrowers maintained with the Administrative Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the Base Rate or Adjusted London Interbank Offered Rate, whichever is in effect for such Loan, plus the Applicable Margin; provided that (x) any such payment by the Borrowers of such Lender's ratable share and interest thereon shall be without prejudice to any rights that the Borrowers may have against such Lender and (y) until such Lender has paid its ratable share of such Syndicated Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Syndicated Borrowing for any purpose hereunder. If the Administrative Agent does not exercise its option to advance funds for the account of such Lender, it shall forthwith notify the Borrowers of such decision. Unless the Administrative Agent determines that any applicable condition specified in Section 3 has not been satisfied, Wachovia will make available to the Borrowers at Wachovia's Lending Office the amount of any such Borrowing which is a Swing Loan Borrowing.

(d)   If any Lender makes a new Syndicated Loan hereunder on a day on which any Borrower is to repay all or any part of an outstanding Syndicated Loan from such Lender, such Lender shall apply the proceeds of its new Syndicated Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Lender to the Administrative Agent as provided in paragraph (c) of this Section, or remitted by such Borrower to the Administrative Agent as provided in Section 2.13, as the case may be.

(e)    Notwithstanding anything to the contrary contained in this Agreement, the Lenders shall not be obligated to make any Euro-Dollar Loans if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable). Nothing in the preceding sentence shall obligate, or be deemed to obligate, any of the Lenders to make any Loans at all during the existence of an Event of Default, other than Refunding Loans in the event that the Obligations have not been accelerated pursuant to Section 7.01.

(f)     In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans. If the Borrowers are otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrowers fail to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the principal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans.

(g)    Notwithstanding anything to the contrary contained herein, there shall not be more than 12 Euro-Dollar Borrowings outstanding at any given time.

SECTION 2.03.                      Suretyship Waivers.

(a)    The obligations of each Borrower hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)                   any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower, the Parent, or any Subsidiary under this Agreement, any Note, or any other Loan Document, by operation of law or otherwise or any obligation of any guarantor of any of the Obligations;

(ii)                 any modification or amendment of or supplement to this Agreement, any Note, or any other Loan Document;

(iii)                any release, nonperfection or invalidity of any direct or indirect security for any obligation of any Borrower, the Parent, or any Subsidiary under this Agreement, any Note, any Loan Document, or any obligations of any guarantor of any of the Obligations;

(iv)               any change in the corporate existence, structure or ownership of any Borrower, the Parent, or any Subsidiary or any guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower, the Parent, or any Subsidiary or any guarantor of the Obligations, or its assets or any resulting release or discharge of any obligation of any Borrower, the Parent, or any Subsidiary or any guarantor of any of the Obligations;

(v)                 the existence of any claim, setoff or other rights which the Borrower may have at any time against any Borrower, the Parent, or any Subsidiary or any guarantor of any of the Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi)               any invalidity or unenforceability relating to or against any Borrower, the Parent, or any Subsidiary or any guarantor of any of the Obligations, for any reason related to this Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by either of the Borrowers, or any guarantor of the Obligations, of the principal of or interest on any Note or any other amount payable by either of the Borrowers under this Agreement, the Notes, or any other Loan Document; or

(vii)              any other act or omission to act or delay of any kind by any Borrower, the Parent, or any Subsidiary or any guarantor of the Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of such Borrower's obligations hereunder, including without limitation, any failure, omission, delay or inability on the part of the Administrative Agent or any Lender to enforce, assert or exercise any right power or remedy conferred on the Administrative Agent or any Lender under this Agreement or any other Loan Documents.

(b)   Each Borrower irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against such Borrower, any other Borrower, any guarantor of the Obligations, or any other Person.

SECTION 2.04.                      Continuation and Conversion Elections.

By delivering a notice (a "Notice of Continuation or Conversion"), which shall be substantially in the form of Exhibit E-2, to the Administrative Agent on or before 12:00 noon, Atlanta, Georgia time, on a Domestic Business Day (or Euro-Dollar Business Day, in the case of Euro-Dollar Loans outstanding), the Borrowers may from time to time irrevocably elect, by notice on the same Domestic Business Day, in the case of Base Rate Loans, or 3 Euro-Dollar Business Days, in the case of Euro-Dollar Loans, that all, or any portion in an aggregate principal amount of $5,000,000 or any larger integral multiple of $1,000,000 be, (a) in the case of Base Rate Loans, converted into Euro-Dollar Loans or, (b) in the case of Euro-Dollar Loans, converted into Base Rate Loans or continued as Euro-Dollar Loans (in the absence of delivery of a Notice of Continuation or Conversion with respect to any Euro-Dollar Loan at least 3 Euro-Dollar Business Days before the last day of the then current Interest Period with respect thereto, such Euro-Dollar Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Euro-Dollar Loans when any Event of Default has occurred and is continuing.

SECTION 2.05.                      Notes.

(a)    The Syndicated Loans of each Lender shall be evidenced by a single Syndicated Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender's Commitment. The Swing Loans shall be evidenced by a single Swing Loan Note payable to the order of Wachovia for the account of its Lending Office in an amount equal to the original principal amount of $15,000,000. (b)   Upon receipt of each Lender's Notes pursuant to Section 4.01, the Administrative Agent shall deliver such Notes to such Lender. Each Lender shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedules of each such Lender's Notes shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Lender's Notes; provided that the failure of any Lender to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrowers hereunder or under the Notes or the ability of any Lender to assign its Notes. Each Lender is hereby irrevocably authorized by the Borrowers so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

SECTION 2.06.                      Maturity of Loans.

(a)    Each Euro-Dollar Loan included in any Borrowing will mature, and the principal amount thereof will be due and payable, on the last day of the Interest Period applicable to such Borrowing, unless such Euro-Dollar Loan will be due and payable prior thereto by reason of the provisions of this Agreement (including, without limitation, Section 7.01). (b)   Notwithstanding the foregoing, the outstanding principal amount of all Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date.

SECTION 2.07.                      Interest Rates.

(a)    "Applicable Margin" means, per annum:

(i)                  for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, (A) for any Base Rate Loan, 1.50%, and (B) for any Euro-Dollar Loan, 2.125%; and

(ii)                from and after the first Performance Pricing Determination Date, for any Base Rate Loan and Euro-Dollar Loan the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to each such type of Loan and the Leverage Ratio as determined below.

Leverage Ratio	Applicable Margin for Euro-Dollar Loans	Applicable Margin for Base Rate Loans
Level I If the Leverage Ratio is less than 3.50 to 1.00	1.75%	1.125%
Level II If the Leverage Ratio is equal to or greater than 3.50 to 1.00	2.125%	1.50%

The Applicable Margin (and the Facility Fee) shall be subject to reduction or increase, as applicable and as set forth in the table above (and, with respect to the Facility Fee, in the table set forth in Section 2.08(a)), on a quarterly basis according to the performance of the Parent and the Consolidated Subsidiaries as measured by the Leverage Ratio for the immediately preceding Fiscal Quarter of the Parent. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin (and the Facility Fee) provided for herein shall be effective 45 days after the end of each of the Parent's first three Fiscal Quarters of each Fiscal Year and 90 days after the end of each of the Parent's Fiscal Years, subject in each case to the Administrative Agent's prior receipt of the applicable financial statements and corresponding Compliance Certificate setting forth, among other things, the calculations necessary to determine whether any such adjustments are then necessary (such dates each being referred to herein as the "Performance Pricing Determination Date"); provided, however, that any reduction in the Applicable Margin shall not apply to any Euro-Dollar Loans outstanding on a Performance Pricing Determination Date that have an Interest Period commencing before such Performance Pricing Determination Date. If the financial statements and the Compliance Certificate of the Borrowers setting forth the Leverage Ratio are not received by Administrative Agent by the date required pursuant to Section 6.01(a) and (b) of this Agreement (and without limiting the Administrative Agent's and the Lenders rights to invoke the Default Rate), the Applicable Margin (and the Facility Fee) shall be determined as if the Leverage Ratio exceeds the ratio set forth as Level II in the foregoing table until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure to timely deliver such financial statements or Compliance Certificate is waived in writing by the Administrative Agent and the Required Lenders.

(b)   Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable on each Quarterly Payment Date while such Base Rate Loan is outstanding and on the date such Base Rate Loan is converted to a Euro-Dollar Loan. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

(c)    Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day therof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (a) the applicable London Interbank Offered Rate for such Interest Period by (b) 1.00 minus the Euro-Dollar Reserve Percentage.

The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

"Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

(d)   The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrowers and the Lenders by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(e)    After the occurrence and during the continuance of a Default or an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Lenders, bear interest at the Default Rate from the date of such Default or Event of Default (which date shall be deemed to have occurred on the date such Default or Event of Default occurred and not on the date any Compliance Certificate is delivered).

SECTION 2.08.                      Fees.

(a)    The Borrowers shall pay to the Administrative Agent, for the ratable account of each Lender, a facility fee (the "Facility Fee"), on the maximum amount of the aggregate Commitments in effect for any relevant period, irrespective of usage, at a rate per annum equal to:

(i)                  for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, 0.375%; and

(ii)                from and after the first Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Leverage Ratio as determined in accordance with the last paragraph of Section 2.05(a)(ii):

Leverage Ratio	Facility Fee
Level I If the Leverage Ratio is less than 3.50 to 1.00	0.25%
Level II If the Leverage Ratio is greater than or equal to 3.50 to 1.00	0.375%
(b)   The Borrowers shall pay to the Administrative Agent, for the ratable account of each Lender, a fully paid, non-refundable amendment and restatement fee in an amount equal to 0.10% of the aggregate amount of the Commitments, payable on the Closing Date. (c)    The Borrowers shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as set forth in the Administrative Agent's Letter Agreement.

SECTION 2.09.                     Optional Termination or Reduction of Commitments

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The Borrowers may, upon at least 3 Domestic Business Days' notice to the Administrative Agent, terminate at any time, or proportionately reduce the aggregate amount of the Commitments from time to time by an aggregate amount of at least $5,000,000 or any larger integral multiple of $1,000,000; provided that, (a) such reduction shall be applied so as to reduce each Lender's Commitment ratably according to the ratio (as determined prior to the application of such reduction) its Commitment bears to the aggregate of all Commitments; (b) such reduction of the aggregate of all Commitments does not exceed the aggregate of all Unused Commitments; and (c) if the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.08) shall be due and payable on the effective date of such termination.

SECTION 2.10.                     Mandatory Reduction and Termination of Commitments

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The Commitments shall terminate on the Termination Date and any Loans and all other Obligations then outstanding (together with accrued interest thereon) shall be due and payable on such date.

SECTION 2.11.                      Optional Prepayments.

(a)    The Borrowers may, upon at least 1 Domestic Business Days' notice to the Administrative Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time, in part in amounts aggregating at least $1,000,000 with additional increments of $500,000 (or any lesser amount equal to the outstanding balance of such Borrowing), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Lenders included in such Base Rate Borrowing. (b)   Subject to any payments required pursuant to the terms of Article IX for a Euro-Dollar Loan, upon 3 Domestic Business Day's prior written notice, the Borrowers may prepay in minimum amounts of $1,000,000 with additional increments of $1,000,000 (or any lesser amount equal to the outstanding balance of such Loan) all or any portion of the principal amount of any Euro-Dollar Loan prior to the maturity thereof. (c)    Upon receipt of a notice of prepayment pursuant to this Section 2.11, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment and such notice, once received by the Administrative Agent, shall not thereafter be revocable by the Borrowers. (d)   The first two Loans in any Fiscal Year which are prepaid on the same day such Loans are made shall not bear interest hereunder except to the extent that the Administrative Agent or a Lender declares that it incurred interest on funds which comprised such Loan. In all other cases, interest on such Loans which are prepaid on the same day they are made shall be due and payable without the Administrative Agent's or any Lender's making any such declaration. Nothing in this subsection (d) shall be deemed to limit any other reimbursement, indemnification, or other rights to payment afforded the Administrative Agent or the Lenders elsewhere in this Agreement.

SECTION 2.12.                      Mandatory Prepayments.

(a)    On each date on which the Commitments are reduced pursuant to Section 2.09 or Section 2.10, the Borrowers shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount due under Section 9.05(a)), as may be necessary so that after such payment the aggregate unpaid amount of the Working Capital Obligations does not exceed the aggregate amount of the Commitments as then reduced. (b)   On each date on which the Working Capital Obligations exceed the lesser of (i) the Borrowing Base or (ii) the aggregate amount of all the Commitments, the Borrowers shall immediately repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount due under Section 9.05(a)), as may be necessary so that after such payment the Working Capital Obligations do not exceed the lesser of (x) the Borrowing Base or (y) the aggregate amount of all the Commitments. (c)    Contemporaneously upon receipt of Net Cash Proceeds (other than Net Cash Proceeds arising from any Excluded Aircraft Financings and the disposition of inventory as permitted by Section 6.05(b)) and to the extent there are then Obligations relating to the payment of money outstanding, the Borrowers shall pay, or cause to be paid, to the Administrative Agent, for the ratable benefit of the Lenders, an amount equal to:

(i)                  the sum of (A) 100% of Net Cash Proceeds in excess of $1,000,000 in the aggregate in any Fiscal Year from the disposition of assets (other than equipment and current assets) described in clause (a) of the definition of "Net Cash Proceeds," plus (B) 100% of the Net Cash Proceeds in excess of $5,000,000 in the aggregate, and $500,000 for any single disposition, in any Fiscal Year from the disposition of equipment described in clause (a) of the definition of "Net Cash Proceeds," to the extent such Net Cash Proceeds are not placed in a Holding Account to be used to replace such disposed equipment with new equipment within 365 days after such disposition;

(ii)                100% of the Net Cash Proceeds from the issuance of Capital Stock, Redeemable Preferred Stock or Debt (other than the Loans) described in clause (b) of the definition of "Net Cash Proceeds"; and

(iii)               100% of the Net Cash Proceeds from any Casualty or Condemnation described in clause (c) of the definition of "Net Cash Proceeds," to the extent either (A) an Event of Default is in existence, or (B) such Net Cash Proceeds are not placed in a Holding Account to be used to repair or replace such damaged or condemned assets within 365 days after such disposition.

In any event, such prepayment shall be accompanied by a detailed calculation showing all deductions from gross proceeds in order to arrive at Net Cash Proceeds, as well as amounts used or reserved for the purchase of replacement equipment or to repair or replace damaged or condemned assets, if applicable. Nothing contained in this clause (c) shall be deemed to be or construed to be consent by the Administrative Agent or any Lender to sale of any assets or issuance of any Capital Stock, Redeemable Preferred Stock or Debt otherwise prohibited by this Agreement. The Administrative Agent agrees to promptly release any Net Cash Proceeds in any Holding Account upon receipt by the Administrative Agent of (x) a written request for the release of such Net Cash Proceeds and (y) a reasonably detailed accounting and supporting documentation relating to the application of such Net Cash Proceeds to the repair and/or replacement of the assets which gave rise to the Net Cash Proceeds; provided that if such request for release and supporting documentation are not received by the Administrative Agent within the time for repair or replacement set out above, the Administrative Agent shall have the right to apply such Net Cash Proceeds as contemplated in the first paragraph of this Section 2.12(c).

SECTION 2.13.                      General Provisions as to Payments.

(a)    The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without any setoff, counterclaim or any deduction whatsoever, not later than 11:00 A.M. (Atlanta, Georgia, time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in Section 10.01. The Administrative Agent will promptly distribute to Wachovia each such payment received on account of Swing Loans and to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders.

(b)   Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

(c)    All payments of principal, interest and fees and all other amounts to be made by the Borrowers with respect to the Obligations or otherwise (including, without limitation, with respect to the Letter of Credit Obligations) pursuant to this Agreement shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrowers are required by applicable law to make any such withholding or deduction of Taxes with respect to any of the Obligations, the Borrowers shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Lender in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Lender additional amounts as may be necessary in order that the amount received by such Lender after the required withholding or other payment shall equal the amount such Lender would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Obligations, the Borrowers shall furnish any Lender, at such Lender's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Lender, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrowers fail to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrowers hereby agree to compensate such Lender for, and indemnify them with respect to, the tax consequences of the Borrowers' failure to provide evidence of tax payments or tax exemption.

Each Lender which is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia (each a "Non‑U.S. Lender") agrees to furnish to the Borrowers and the Administrative Agent on the date of this Agreement, if a signatory hereto, or within 10 Domestic Business Days after it becomes a Lender hereunder, two (2) copies of either (a) U.S. Internal Revenue Service Form 4224 or U. S. Internal Revenue Service Form 1001 for the year 2000, or (b) thereafter, U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN, or (c) any successor forms thereto (wherein such Non‑U.S. Lender claims entitlement to complete exemption from or a reduced rate of U.S. federal withholding tax on interest paid by the Borrowers hereunder) and to provide to the Borrowers and the Administrative Agent a new Form 4224 or Form 1001, or U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN, or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided that if any Lender complies with the requirements of this paragraph on the Closing Date or at such time as such Lender becomes a party to this Agreement, but is unable at any time thereafter, for any reason, to establish such exemption, or to file such forms, the Borrowers shall nonetheless remain obligated under the terms of the immediately preceding paragraph with respect to such Lender.

Notwithstanding the foregoing, in the event the Borrowers are required to pay any Lender amounts pursuant to this Section 2.13, the Borrowers may give notice to such Lender (with copies to the Administrative Agent) that they wish to seek one or more assignees (which may be one or more of the other Lenders) to assume the Commitment of such Lender and to purchase such Lender's outstanding Loans and Notes for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Notes, plus all other fees and amounts due to such Lender hereunder, in each case, to the date such Loans, Notes and interest are purchased. Upon such sale or prepayment, each such Lender shall have no further commitment or other obligation to the Borrowers hereunder or under any Note.

In the event any Lender receives a refund of any Taxes paid by the Borrowers pursuant to this Section 2.13(c), it will pay to the Borrowers the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, the Borrowers shall promptly repay to it the amount of such refund.

Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers and the Lenders contained in this Section 2.13(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

(d)   All monies to be applied to the Obligations, whether such monies represent voluntary payments by the Borrowers, Net Cash Proceeds, or are received from any disposition of Collateral (subject to any apportioning of the proceeds from such disposition to the Noteholders in accordance with the Collateral Documents), shall be allocated among the Administrative Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to the Lenders in accordance with their ratable share of the Commitments unless otherwise provided herein) in the following order (in each case, until all Obligations within each category itemized in this paragraph (d) below are fully paid): (i) first, to the Administrative Agent for the payment of all of the Administrative Agent's fees and expenses accrued but not paid; (ii) second, to the Administrative Agent for the benefit of the Lenders and Wachovia in payment of the accrued interest due and payable on the Loans; (iii) third, to Wachovia toward payment of outstanding principal of the Swing Loans; (iv) fourth, to the Administrative Agent for the benefit of the Lenders toward payment of outstanding principal of all other Base Rate Loans; (v) fifth, to the Administrative Agent for the benefit of the Lenders toward payment of outstanding principal of the Euro-Dollar Loans; (vi) sixth, to the payment of any fees payable with respect to any outstanding Letter of Credit Obligations then due and owing; (vii) seventh, as cash collateral for any outstanding Letter of Credit Obligations equal to 110% of the undrawn amount thereof; (viii) eighth, to payment of the Reimbursement Obligations; (ix) ninth, to the Lenders in payment of accrued interest then due and payable in respect of any Obligations other than the Loans then outstanding; (x) tenth, to the Lenders toward payment of any expenses that have not been reimbursed to the Lenders by the Parent or the Borrowers (or the other Lenders, as applicable) in accordance with the terms of this Agreement, together with any interest accrued thereon; (xi) eleventh, to the Administrative Agent to pay any amounts owed under indemnification obligations that have not been paid to Agent by the Lenders or the Parent or the Borrowers, together with interest accrued thereon; (xii) twelfth, to the Lenders for any amounts owed under indemnification obligations that they have paid to the Administrative Agent and for any expenses that they have reimbursed to the Administrative Agent; (xiii) thirteenth, to any other Obligations then due and payable; and (xiv) fourteenth, to the Borrowers or such other Person or Persons entitled thereto.

SECTION 2.14.                     Computation of Interest and Fees

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Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility Fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.15.                     All Loans to Constitute One Obligation

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The Loans shall constitute one general Obligation of the Borrowers, on which each Borrower is jointly and severally liable; provided, however, that the Administrative Agent and each of the Lenders shall be deemed to be a creditor of each Borrower and the holder of a separate claim against each Borrower to the extent of all Obligations jointly and severally owed by the Borrowers to the Administrative Agent or such Lender.

SECTION 2.16.                     Issuance of Letters of Credit

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Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Parent and Borrowers herein set forth, the Administrative Agent shall issue for the account of Borrowers, one or more Letters of Credit denominated in Dollars, and the Foreign LC Issuer shall issue for the account of the Borrowers, one or more Letters of Credit denominated in foreign currencies acceptable in all respects to the Foreign LC Issuer, in accordance with this Article 2, from time to time during the period commencing on the Closing Date and ending on the Domestic Business Day prior to the Termination Date.

SECTION 2.17.                     Conditions and Amounts of Letters of Credit

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Neither the Administrative Agent or the Foreign LC Issuer shall have any obligation to issue any Letter of Credit at any time:

(a)    if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the issuance of the requested Letter of Credit, shall exceed any limit imposed by law or regulation upon such Issuer;

(b)   if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations denominated in Dollars would exceed $110,000,000; (ii) the aggregate Letter of Credit Obligations denominated in foreign currencies would exceed the Dollar Equivalent of $10,000,000; or (iii) all of the then outstanding Working Capital Obligations would exceed the lesser of (A) the aggregate amount of the Commitments and (B) the Borrowing Base;

(c)    which has an expiration date after the Termination Date;

(d)   unless the relevant Borrower shall have delivered to the Issuer at such times and in such manner as the Issuer may prescribe, a Letter of Credit Application Agreement and such other documents and materials as may be required pursuant to the terms thereof all satisfactory in form and substance to the Issuer and the terms of the proposed Letter of Credit shall be satisfactory in form and substance to the Issuer;

(e)    if, as of the date of issuance any order, judgment or decree of any court, arbitrator or Authority shall purport by its terms to enjoin or restrain the Issuer from issuing the Letter of Credit and any law, rule or regulation applicable to such Issuer and any request or directive (whether or not having the force of law) from any Authority with jurisdiction over the Issuer shall prohibit or request that the Issuer refrain from the issuance of letters of credit generally or the issuance of that Letter of Credit; and

(f)     the conditions set out in Article 4 are not satisfied as of the time the Issuer receives the applicable Letter of Credit Application and at the time the Letter of Credit is to be issued.

  SECTION 2.18.                      Requests for Issuance of Letters of Credit.

(a)    Request for Issuance. At least two Domestic Business Days before the effective date for any Letter of Credit, the relevant Borrower shall give the Administrative Agent a written notice containing the original signature of an authorized officer or employee of such Borrower substantially in the form of Exhibit P-1. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which day shall be a Domestic Business Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire, the amount of then outstanding Letter of Credit Obligations, the purpose for which such Letter of Credit is to be issued, whether such Letter of Credit may be drawn in single or partial draws and the person for whose benefit the requested Letter of Credit is to be issued, and, in the case of a Letter of Credit denominated in a foreign currency, such foreign currency, subject however, to the acceptance of such foreign currency by the Foreign LC Issuer.

(b)   Issuance; Notice of Issuance. If the original face amount of the requested Letter of Credit is less than or equal to the Unused Commitment at such time and the applicable conditions set forth in this Agreement are satisfied, the Issuer shall issue the requested Letter of Credit. The Issuer shall give each Lender written or telex notice in substantially the form of Exhibit P-2 (each, a "Letter of Credit Notice"), or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit and shall deliver to each Lender in connection with such notice a copy of the Letter of Credit issued by the Issuer.

(c)    No Extension or Amendment. No Issuer shall extend or amend any Letter of Credit if the issuance of a new Letter of Credit having the same terms as such Letter of Credit as so amended or extended would be prohibited by Section 2.17.

SECTION 2.19.                      Letter of Credit Reimbursement Obligations; Duties of the Issuer.

(a)    Reimbursement. Notwithstanding any provisions to the contrary in any Letter of Credit Application Agreement:

(i)                  the relevant Borrower shall reimburse relevant Issuer for drawings under a Letter of Credit issued by it no later than the earlier of (A) the time specified in such Letter of Credit Application Agreement, or (B) 1 Domestic Business Day after the payment by the Issuer;

(ii)                any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit until the date of payment in full thereof at a rate per annum equal to (A) prior to the date that is 3 Domestic Business Days after the date of the related payment by the Issuer, the Base Rate and (B) thereafter, the Default Rate; and

(iii)               in order to implement the foregoing, upon the occurrence of a draw under any Letter of Credit, unless the Issuer is reimbursed in accordance with subsection (i) above, the Borrowers irrevocably authorize the Administrative Agent to treat such nonpayment as a Notice of Borrowing in the amount of such Reimbursement Obligation and to make Syndicated Loans to the Borrowers in such amount (which amount shall be the Dollar Equivalent amount with respect to a Letter of Credit denominated in a foreign currency) regardless of whether the conditions precedent to the making of Loans hereunder have been met. Each Borrower further authorizes the Administrative Agent to credit the proceeds of such Loan so as to immediately eliminate the liability of the Borrowers for Reimbursement Obligations under such Letter of Credit.

(b)   Duties of the Administrative Agent. Any action taken or omitted to be taken by the relevant Issuer in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put such Issuer under any resulting liability to any Lender, or assuming that such Issuer has complied with the procedures specified in Section 2.18 and such Lender has not given a notice contemplated by Section 2.20(a) that continues in full force and effect, relieve any Lender of its obligations hereunder to such Issuer. In determining whether to pay under any Letter of Credit, the Issuer shall have no obligation relative to the Administrative Agent or the Lenders other than to confirm that any documents required to have been delivered under such Letter of Credit appear to comply on their face, with the requirements of such Letter of Credit.

SECTION 2.20.                      Letter of Credit Participations.

(a)    Purchase of Participations. Immediately upon issuance by any Issuer of any Letter of Credit in accordance with the procedures set forth in Section 2.18, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's ratable share of the aggregate Commitments, in each Letter of Credit (or guaranty pertaining thereto) outstanding on the date of this Agreement and issued under the terms of this Agreement hereafter; provided, that a Letter of Credit shall not be entitled to the benefits of this Section 2.20 if the Administrative Agent and the relevant Issuer shall have received written notice from any Lender on or before the Domestic Business Day immediately prior to the date of the relevant Issuer's issuance of such Letter of Credit that one or more of the conditions contained in Section 2.17 or Article 4 is not then satisfied, and, in the event the Administrative Agent and the relevant Issuer receives such a notice and determines that one or more such conditions contained in Section 2.17 or Article 4 is not then satisfied, it shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Lender or until the Required Lenders have effectively waived such condition in accordance with the provisions of this Agreement. The parties to this Agreement acknowledge and agree that all collateral security held by an Issuer or any other issuer of a Letter of Credit securing any of the Letter of Credit Obligations shall constitute collateral security for the ratable benefit of the Lenders as risk participants and the Secured Parties.

(b)   Sharing of Letter of Credit Payments. In the event that any Issuer makes any payment under any Letter of Credit for which the Borrower shall not have repaid such amount to the Issuer pursuant to Section 2.21 or which cannot be paid by a Loan pursuant to Section 2.19(a)(iii), the Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the relevant Issuer such Lender's ratable share of the Dollar Equivalent amount of such payment and in same day funds. If the Administrative Agent so notifies such Lender prior to 10:00 A.M. (Atlanta, Georgia, time) on any Domestic Business Day, such Lender shall make available to the relevant Issuer its ratable share of the amount of such payment on such Domestic Business Day in same day funds. If and to the extent such Lender shall not have so made its ratable share of the amount of such payment available to the relevant Issuer, such Lender agrees to pay to such Issuer forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Issuer at the Base Rate for the first 3 days and thereafter at the Default Rate. The failure of any Lender to make available to the Issuer its Commitment Share of any such payment shall neither relieve nor increase the obligation of any other Lender hereunder to make available to the relevant Issuer its ratable share of any payment on the date such payment is to be made.

(c)    Sharing of Reimbursement Obligation Payments. Whenever an Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Issuer has received any payments from the Lenders pursuant to this Section 2.20, it shall promptly pay to each Lender which has funded its participating interest therein, in Dollars, an amount equal to such Lender's Commitment Share thereof. Each such payment shall be made by the Issuer on the Domestic Business Day on which the funds are paid to such Person, if received prior to noon, 12:00 P.M. (Atlanta, Georgia, time), on such Domestic Business Day, and otherwise on the next succeeding Domestic Business Day.

(d)   Documentation. Upon the request of any Lender, the Issuers shall furnish to such Lender copies of any Letter of Credit, Letter of Credit Application Agreement and other documentation relating to Letters of Credit issued pursuant to this Agreement.

(e)    Obligations Irrevocable. The obligations of the Lenders to make payments to the Issuers with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances (assuming that an Issuer has issued such Letter of Credit in accordance with Section 2.17 and such Lender has not given a notice contemplated by Section 2.20(a) that continues in full force and effect), including, without limitation, any of the following circumstances:

(i)                  any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(ii)                the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuer, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

(iii)               any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)              the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(v)                payment by the Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(vi)              payment by the Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Issuer; or

(vii)             any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Issuer.

SECTION 2.21.                      Payment of Reimbursement Obligations.

(a)    Payments to the Relevant Issuer. The relevant Borrower agrees to pay to the relevant Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuer under or in connection with any Letter of Credit issued for such Borrower's account immediately when due, irrespective of:

(i)                  any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(ii)                the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Issuer, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

(iii)               any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)              the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(v)                payment by the relevant Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(vi)              payment by the relevant Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the relevant Issuer; or

(vii)             any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Issuer.

(b)   Recovery or Avoidance of Payments. In the event any payment by or on behalf of the relevant Borrower received by an Issuer with respect to a Letter of Credit and distributed by such Issuer to the Lenders on account of their participations is thereafter set aside, avoided or recovered from such Issuer in connection with any receivership, liquidation or bankruptcy proceeding, each Lender that received such distribution shall, upon demand by the Administrative Agent or such Issuer, contribute to such Issuer such Lender's Commitment Share of the amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Administrative Agent or such Issuer upon the amount required to be repaid by it.

SECTION 2.22.                      Compensation for Letters of Credit and Reporting Requirements.

(a)    Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent with respect to each Letter of Credit issued hereunder a letter of credit fee ("Letter of Credit Fee") on the face amount of such Letter of Credit equal to:

(i)                  for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, 2.125% per annum; and

(ii)                from and after the first Performance Pricing Determination Date, the percentage per annum determined on each Performance Pricing Determination Date by reference to the table set forth below and the Leverage Ratio determined in accordance with Section 2.05(a)(ii);

Leverage Ratio	Letter of Credit Fee
Level I If the Leverage Ratio is less than 3.50 to 1.00	1.75%
Level II If the Leverage Ratio is greater than or equal to 3.50 to 1.00	2.125%

All Letter of Credit Fees shall be payable on the Domestic Business Day on which such Letter of Credit is issued. Letter of Credit Fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). The Administrative Agent shall promptly remit such Letter of Credit Fees, when paid, to the Lenders in accordance with their ratable shares thereof.

(b)   Issuer Charges. The Borrowers shall pay to the relevant Issuer, solely for its own account, the standard charges assessed by such Issuer in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit issued hereunder, which charges shall be those typically charged by such Issuer to its customers generally having credit and other characteristics similar to the Borrowers, as determined in good faith by such Issuer.

SECTION 2.23.                      Indemnification and Exoneration with respect to Letters of Credit.

(a)    Indemnification. In addition to amounts payable as elsewhere provided in this Article 2, the Borrowers shall protect, indemnify, pay and save the Issuers, the Administrative Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Issuers, the Administrative Agent or any Lender may incur or be subject to as a consequence of the issuance of any Letter of Credit for a Borrower's account other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

(b)   Assumption of Risk by the Borrowers. As between the Borrowers, the Issuers, the Administrative Agent and the Lenders, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued for either Borrower's account by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuers, the Administrative Agent and the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof, (vi) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (vii) any consequences arising from causes beyond the control of the Issuers, the Administrative Agent and the Lenders.

(c)    Exoneration. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuers under or in connection with the Letters of Credit or any related certificates if taken or omitted in good faith and with reasonable care, shall not put the Issuers, the Administrative Agent, or any Lender under any resulting liability to the Borrowers or relieve the Borrowers of any of their obligations hereunder to any such Person.

SECTION 2.24.                      Letters of Credit in Foreign Currencies.

(a)    At any time the Administrative Agent may, and, upon the written request of any Lender after receipt of any Letter of Credit Notice the Administrative Agent will, calculate the Dollar Equivalent of each Letter of Credit denominated in a foreign currency, and in the event that, as a result of such calculation, the Dollar Equivalent of all Letters of Credit denominated in a foreign currency outstanding exceeds $5,000,000, then, upon request by the Administrative Agent, the Borrowers shall immediately repay the Loans in an amount equal to such excess.

 (b)   If the Borrowers are unable for any reason to effect payment in a foreign currency with respect to any Letter of Credit denominated in a foreign currency as required by this Agreement or any Letter of Credit Application Agreement, the Foreign LC Issuer may, through the Administrative Agent, require such payment to be made in Dollars in the Dollar Equivalent amount of such payment. In any case in which the Borrowers shall make such payment in Dollars, the Borrowers agree to hold the Foreign LC Issuer and each Lender harmless from any loss incurred by the Foreign LC Issuer and such Lender arising from any change in the value of Dollars in relation to such foreign currency between the date such payment became due and the date of payment thereof.

(c)    If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any foreign currency into any other currency, the rate of exchange used shall be the Administrative Agent's spot rate of exchange for the purchase of the foreign currency with such other currency at the close of business on the Euro-Dollar Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the Borrowers in respect of any amount due from them hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise be discharged only to the extent that on the Euro-Dollar Business Day following receipt by the Administrative Agent of any payment in a currency other than the relevant foreign currency the Administrative Agent is able (in accordance with normal lending procedures) to purchase the relevant foreign currency with such other currency. If the amount of the relevant foreign currency that the Administrative Agent is able to purchase with such other currency is less than the amount due in the relevant foreign currency, notwithstanding any judgment or order, the Borrowers shall indemnify the Foreign LC Issuer and each Lender for the shortfall.

SECTION 2.25.                      Assumption of Debt.

The Borrowers hereby assume all indebtedness, obligations, and liabilities of the Parent outstanding on the Closing Date, immediately prior to the consummation of this Agreement, and arising under that certain Credit Agreement dated as of July 27, 2000, by and among Express (formerly known as Airborne Freight Corporation), the Lenders, and Wachovia, as Administrative Agent, as such agreement was amended by that certain First Amendment to Credit Agreement dated as of April 20, 2001, by and among the Parent, the Lenders, and Wachovia as Administrative Agent, as further amended by that certain Second Amendment to Credit Agreement dated as of May 31, 2001, by and among the Parent, the Lenders, and Wachovia as Administrative Agent, which Credit Agreement (as so amended) is amended and restated by this Agreement. Each of the parties agree that the assumption of such obligations of the Parent shall not constitute any novation of any indebtedness, obligations, or liabilities under this Agreement, all of which shall remain outstanding, but assumed by the Borrowers.

ARTICLE 3

COLLATERAL SECURITY

SECTION 3.01.                      Grant of Security Interest

As security for the payment of all Obligations, each Borrower hereby grants to the Collateral Agent, for the equal and ratable benefit of the Secured Parties, a continuing, general lien upon and security interest and security title in and to the Collateral, wherever located, whether now existing or hereafter acquired or arising, and all products and/or proceeds of the Collateral, including, without limitation, insurance proceeds, all in accordance with the terms of this Agreement and the Collateral Documents.

SECTION 3.02.                     Further Assurances

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The Parent and/or the Borrowers shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to the Collateral Agent any instrument, agreement, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent or other writing which may be reasonably necessary to the Collateral Agent to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest or intended security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security or intended to constitute security to the Collateral Agent. The Parent and/or the Borrowers shall perform or cause to be performed such acts as the Collateral Agent may request to establish and maintain for the Collateral Agent, for the equal and ratable benefit of the Secured Creditors, a first priority, valid and perfected security interest in and security title to the Collateral, free and clear of any Liens other than Permitted Encumbrances, to the extent required in any of the Collateral Documents.

ARTICLE 4

CONDITIONS TO BORROWINGS

SECTION 4.01.                     Conditions to Initial Borrowing and issuance of any Letter of Credit

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The obligation of each Lender to make a Loan or any Issuer to issue a Letter of Credit on the occasion of the initial Borrowing or issuance of a Letter of Credit is subject to the satisfaction of the conditions set forth in Section 4.02 and receipt by the Administrative Agent or the Collateral Agent of the following (as to the documents described in paragraphs (a), (c), (d) and (e) below, in sufficient number of counterparts for delivery of a counterpart to each Lender and retention of one counterpart by the Administrative Agent):

(a)    from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission of such executed counterpart, with the original to be sent to the Administrative Agent by overnight courier;

(b)   a duly executed Syndicated Loan Note for the account of each Lender and a duly executed Swing Loan Note for the account of Wachovia, in each case complying with the provisions of Section 2.05;

(c)    an opinion letter (i) (together with any opinions of local counsel relied on therein) of Riddell Williams, P.S., counsel for the Borrowers, dated as of the Closing Date, substantially in the form of Exhibit B-1 and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent, the Collateral Agent, or any Lender may reasonably request, including, without limitation, opinions as to the perfection of the security interests in the Collateral granted to the Collateral Agent or Administrative Agent pursuant to the Collateral Documents, (ii) of local counsel to the Borrowers in the State of Ohio dated as of the Closing Date, substantially in the form of Exhibit B-2, regarding the Mortgage as to any Real Property located in the such state, and (iii) of FAA counsel to the Administrative Agent and the Collateral Agent dated as of the Closing Date, substantially in the form of Exhibit B-3, regarding the Collateral Agent's security interest in the Collateral described in the Aircraft Chattel Mortgages;

(d)   an opinion of Jones, Day, Reavis & Pogue, special counsel for the Administrative Agent and Collateral Agent, dated as of the Closing Date, substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent and Collateral Agent may reasonably request;

(e)    a certificate (the "Closing Certificate") substantially in the form of Exhibit H, dated as of the Closing Date, signed by a Senior Officer of the Parent and each of the Borrowers, to the effect that (i) immediately prior to the consummation of this Agreement, no "Default" or "Event of Default" had occurred and was continuing under that certain Credit Agreement dated as of July 27, 2000, by and among Airborne Freight Corporation, the "Lenders" party thereto, and Wachovia, in its capacity as Administrative Agent (as amended); (ii) immediately after the consummation of this Agreement, no Default or Event of Default has occurred under this Agreement; and (iii) the representations and warranties of the Parent and the Borrowers contained in Article 5 are true on and as of the Closing Date; and (iv) Liquidity on the Closing Date is equal to or greater than $75,000,000;

(f)     all documents which the Administrative Agent, the Collateral Agent, or any Lender may reasonably request relating to the existence of the Parent and each of the Subsidiaries, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including, without limitation, a certificate of the Parent and each Subsidiary which is party to any Loan Document substantially in the form of Exhibit I (each, an "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of such Person, certifying as to the names, true signatures and incumbency of the officer or officers of such Person authorized to execute and deliver those Loan Documents to which such Person is a party, and certified copies of the following items: (i) such Person's Certificate of Incorporation, (ii) such Person's Bylaws, (iii) a certificate of good standing or valid existence of the Secretary of State of the State of the jurisdiction of its incorporation and of each State in which it is qualified to do business as a foreign corporation, and (iv) the action taken by the Board of Directors of each such Person authorizing such Person's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which such Person is a party;

(g)    an initial Borrowing Base Certificate dated as of the Closing Date;

(h)    two duly executed counterparts of each of the Contribution Agreement, the Parent Guaranty, and each Subsidiary Guaranty (to be executed by each of the Domestic Subsidiaries other than the Receivables Subsidiary and any Aircraft Financing Subsidiary);

(i)      fully executed counterparts of the Collateral Documents, including, without limitation, the delivery by the Parent and each Domestic Subsidiary (other than any Receivables Subsidiary and any Aircraft Financing Subsidiary) of a Security Agreement, Aircraft Chattel Mortgage, Pledge Agreement, Mortgage, Trademark Security Agreement, and Collateral Assignment of Material Contracts, to the extent the Parent or such Domestic Subsidiary has any right or title to any of the types of Collateral described in such Collateral Documents or as may be required by the Administrative Agent or the Collateral Agent;

(j)     Real Property Documentation for each parcel of the Real Properties;

(k)   receipt of confirmations of appraisals pertaining to any equipment which constitutes Collateral reasonably acceptable to the Administrative Agent;

(l)      receipt of lien searches reasonably acceptable to the Administrative Agent and the Collateral Agent, showing no Liens on any Collateral other than Permitted Encumbrances;

(m)  evidence of insurance as required by this Agreement and any of the Collateral Documents;

(n)    payment of all fees, including, without limitation, the Facility Fee and the amendment and restatement fee required by Section 2.08, owed to the Administrative Agent and the Lenders hereunder; and

(o)   a Notice of Borrowing or Notice of Continuation or Conversion if any Borrowing or issuance of any Letter of Credit is to occur on the Closing Date.

SECTION 4.02.                     Conditions to All Borrowings and Issuances of Letters of Credit

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The obligation of each Lender to make a Loan, Wachovia to make a Swing Loan, or any Issuer to issue a Letter of Credit, on the occasion of each Borrowing or issuance of a Letter of Credit is subject to the satisfaction of the following conditions:

(a)    a Notice of Borrowings;

(b)   except for Refunding Loans made as Base Rate Loans, the fact that, immediately before and after such Borrowing or issuance of a Letter of Credit, no Default shall have occurred and be continuing;

(c)    the fact that the representations and warranties of the Parent and the Borrowers contained in Article 5 shall be true on and as of the date of such Borrowing or issuance of a Letter of Credit (except to the extent any such representation or warranty is expressly made as of a prior date, in which case, it shall still have been true as of such prior date); and

(d)   the fact that, immediately after such Borrowing or issuance of a Letter of Credit, the conditions set forth in clauses (i), (ii), and (iii) of Section 2.01(a) shall have been satisfied.

Each Syndicated Borrowing, each Swing Loan Borrowing, each Notice of Continuation or Conversion, and each request for the issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Parent and the Borrowers on the date of such Borrowing, Notice of Continuation or Conversion, or request as to the satisfaction in fact of the conditions set forth in, and as to the truth and accuracy of the facts specified in, paragraphs (b), (c) and (d) of this Section; provided, that if such Borrowing is a Syndicated Borrowing which consists solely of a Refunding Loan then (i) if such Borrowing is a Euro-Dollar Borrowing or such Notice of Continuation or Conversion is to a Euro-Dollar Loan, such Borrowing or Notice of Continuation or Conversion shall be deemed to be such a representation and warranty by the Parent and the Borrowers only as to the matters set forth in paragraphs (b) and (d) above, and (ii) if such Borrowing is a Base Rate borrowing, or such Notice of Continuation or Conversions is to a Base Rate Loan, such Borrowing or Notice of Continuation or Conversion shall be deemed to be a representation and warranty by the Parent and the Borrowers only as to the matters set forth in paragraph (d) above.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

The Parent and each of the Borrowers, jointly and severally, represents and warrants to the Administrative Agent, the Collateral Agent, and the Lenders that:

SECTION 5.01.                     Corporate Existence and Power

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The Parent and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where any such failure to qualify or have all required governmental licenses, authorizations, consents and approvals does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Administrative Agent or the Collateral Agent with respect to the Collateral.

SECTION 5.02.                     Corporate and Governmental Authorization; No Contravention

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The execution, delivery and performance by the Parent and each of the Subsidiaries of this Agreement, the Notes and the other Loan Documents to which they are a party (a) are within the Parent's and such Subsidiary's corporate powers, (b) have been duly authorized by all necessary corporate action, and have been executed on behalf of the Parent and each of such Subsidiaries by duly authorized officers, (c) require no action by or in respect of or filing with, any governmental body, agency or official, (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate or articles of incorporation or by-laws of the Parent or any such Subsidiary or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Parent or any of such Subsidiaries, and (e) do not result in the creation or imposition of any Lien on any asset of the Parent or any of the Subsidiaries (except in favor of the Collateral Agent or the Administrative Agent).

SECTION 5.03.                     Binding Effect

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This Agreement constitutes a valid and binding agreement of the Parent and each of the Borrowers enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Parent and each of the Subsidiaries which are party hereto or thereto enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

SECTION 5.04.                      Financial Information.

(a)    The consolidated balance sheet of the Parent and the Consolidated Subsidiaries as of December 31, 2000, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Deloitte & Touche LLP, copies of which have been delivered to each of the Lenders, and the unaudited consolidated financial statements of the Parent and the Consolidated Subsidiaries for the interim period ended March 31, 2001, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Parent and the Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

(b)   Since March 31, 2001, there has been no event, act, condition or occurrence having a Material Adverse Effect.

SECTION 5.05.                     Litigation

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There is no action, suit or proceeding pending, or to the knowledge of the Parent or any of the Subsidiaries threatened, against or affecting the Parent or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have or cause a Material Adverse Effect or which in any manner draws into question the validity of or could impair the ability of the Borrowers to perform their respective obligations under, this Agreement, the Notes, or any other Loan Documents.

SECTION 5.06.                      Compliance with ERISA.

(a)    The Parent and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

(b)   Neither the Parent nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

SECTION 5.07.                     Compliance with Laws; Payment of Taxes

.

The Parent and each of the Subsidiaries are in material compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings or where non-compliance could not reasonably be expected to cause a Material Adverse Effect. There have been filed on behalf of the Parent and each of the Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Parent or any Subsidiary have been paid, except where such failure to file or pay could not reasonably be expected to have or cause a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent and the Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Parent and each of the Borrowers, adequate. United States income tax returns of the Parent and the Subsidiaries have been examined and closed through the Fiscal Year ended December 31, 1994.

SECTION 5.08.                      Subsidiaries.

Each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where such failure to be so qualified or to possess such licenses, authorizations, consents or approvals could not reasonably be expected to have or cause a Material Adverse Effect, and (b) has executed and delivered a Subsidiary Guaranty. The Parent has no Subsidiaries except for those Subsidiaries listed on Schedule 5.08, which accurately sets forth each such Subsidiary's complete legal name and jurisdiction of incorporation.

SECTION 5.09.                     Investment Company Act

.

Neither the Parent nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

SECTION 5.10.                     Public Utility Holding Company Act

.

Neither the Parent nor any of the Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

SECTION 5.11.                     Ownership of Property; Liens

.

Each of the Parent and the Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 6.17.

SECTION 5.12.                     No Default

.

Neither the Parent nor any of the Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

SECTION 5.13.                     Full Disclosure

.

All information heretofore furnished by the Parent or any of the Subsidiaries to the Administrative Agent, the Collateral Agent, or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Parent or any of the Subsidiaries to the Administrative Agent, the Collateral Agent, or any Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Parent or the Borrowers have disclosed to the Lenders in writing any and all facts which could reasonably be expected to have or cause a Material Adverse Effect.

SECTION 5.14.                     Environmental Matters

.

(a)    Neither the Parent nor any Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Parent nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Real Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Sec. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA. To the best knowledge of the Parent and the Borrowers, none of the Aggregate Real Properties (other than the Real Properties) has been identified has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Sec. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA. (b)   No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Aggregate Real Properties or are otherwise present at, on, in or under the Aggregate Real Properties, or, to the best of the knowledge of the Parent and the Borrowers, at or from any adjacent site or facility, except for Hazardous Materials used, produced, transported, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in material compliance with all applicable Environmental Requirements. (c)    The Parent and each of the Subsidiaries have procured all Environmental Authorizations necessary for the conduct of its business, and is in material compliance with all Environmental Requirements in connection with the operation of the Aggregate Real Properties and the Parent's and each Subsidiary's respective businesses.

SECTION 5.15.                     Capital Stock

.

All Capital Stock, Redeemable Preferred Stock, debentures, bonds, notes and all other securities of the Parent and the Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. All of the issued shares of Capital Stock and Redeemable Preferred Stock of the Subsidiaries is owned by the Parent, or a Wholly-Owned Subsidiary free and clear of any Lien or adverse claim.

SECTION 5.16.                     Margin Stock

.

Neither the Parent nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

SECTION 5.17.                     Insolvency

.

After giving effect to the execution and delivery of the Loan Documents and the incurrence of the Obligations under this Agreement: (a) neither the Parent nor either of the Borrowers will (i) be "insolvent," within the meaning of such term as used in O.C.G.A. Sec. 18-2-22 or as defined in Sec. 101 of the Bankruptcy Code, or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (ii) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (iii) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (b) the Obligations of the Parent and the Borrowers under the Loan Documents will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 5.17, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

SECTION 5.18.                     Insurance

.

The Parent and each of the Subsidiaries have (either in the name of the Parent or in such Subsidiary's own name), with financially sound and reputable insurance companies and with a Best's Rating of at least "A," insurance in at least such amounts and against at least such risks (including on all its property, and business interruption, public liability and worker's compensation, to the extent not self insured as to worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

SECTION 5.19.                      Citizenship.

The Parent and each of the Borrowers is a citizen of the United States, as defined in 49 U.S.C. Section 40102(a)(15) (a "Citizen"). Each other Subsidiary that must be a Citizen in order to conduct its business as currently conducted is a Citizen. Except as set out on Schedule 5.19, none of the Parent, either of the Borrowers, or any such other Subsidiary is a Person constituting a national or citizen of any foreign country as designated in any applicable law or regulation or a national or a citizen of any foreign country designated in the Foreign Assets Control Regulations or in the Cuban Assets Control Regulations of the United States Treasury Department, 31 C.F.R., Chapter V, as amended.

SECTION 5.20.                      Status as an Air Carrier.

Each of the Parent and the Subsidiaries which must be so authorized in order to conduct its business as currently conducted, (a) is authorized to engage in all cargo domestic air service under certificates issued pursuant to 49 U.S.C. Section 41103 and 49 U.S.C. Section 41102(a), respectively, and (b) is the holder of a valid and effective operating certificate issued by the Federal Aviation Administration pursuant to Part 121 of the Federal Aviation Regulations. Such certificates are in full force and effect and are adequate for the conduct of the business of the Parent and its Subsidiaries as now conducted. There are no actions, proceedings or investigations pending or, to the knowledge of any of its officers, threatened (or any basis therefor known to the Parent or either of the Borrowers) to amend, modify, suspend or revoke any such certificate in whole or in part), which would have any material adverse effect on any such certificate or any of the operations of the Parent or its Subsidiaries.

SECTION 5.21.                     Purchase of Collateral

.

Within the 12-month period preceding the Closing Date, neither the Parent nor any Subsidiary has purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the business of the Parent's or such Subsidiary's seller.

SECTION 5.22.                     Possession of Permits

.

The Parent and each Subsidiary possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its properties and assets, and neither the Parent nor any Subsidiary is in violation of any thereof except where any such failure to possess any of the foregoing or any violation of any thereof does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Administrative Agent or the Collateral Agent with respect to the Collateral.

SECTION 5.23.                     Labor Disputes

.

Except as set forth on Schedule 5.23, (a) there is no collective bargaining agreement or other labor contract covering employees of the Parent or any Subsidiary, (b) no such collective bargaining agreement or other labor contract is scheduled to expire before June 30, 2004, (c) to the best knowledge of the Parent and the Subsidiaries, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any of the Parent or any Subsidiary or for any similar purpose, and (d) there is no pending, or to the knowledge of the Parent or either of the Borrowers, threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Parent or any Subsidiary or their respective employees.

SECTION 5.24.                     Restrictions

.

Neither the Parent nor any of the Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction which materially and adversely affects its business or the use or ownership of any of its assets. Neither the Parent nor any Subsidiary is a party or subject to any contract or agreement (other than the Loan Documents and Indenture Documents) which restricts its right or ability to incur Debt, or prohibits the execution of or compliance with this Agreement or the other Loan Documents by the Parent or any Subsidiary, as applicable.

SECTION 5.25.                     Leases

.

Schedule 5.25 is a complete listing as of the date hereof of each capitalized and operating lease (including any master leases) of the Parent and each of the Subsidiaries involving annual lease expenses in excess of $500,000. The Parent and each of the Subsidiaries is in compliance in all material respects with all of the terms of each of its respective capitalized and operating leases.

SECTION 5.26.                     Trade Relations

.

There exists no present condition or state of facts or circumstances which would materially adversely affect the Parent or any of the Subsidiaries or prevent the Parent or any of the Subsidiaries from conducting its business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which they have heretofore been conducted, and there exists no actual, and to the best knowledge of the Parent and each of the Borrowers threatened, termination, cancellation or limitation of, or any modification or change in, the business relationship between the Parent or any Subsidiary and any customer or suppliers or any affiliated group of customers or suppliers whose purchases or sales individually or in the aggregate are material to the business of the Parent and the Subsidiaries, taken as a whole.

SECTION 5.27.                     Capital Structure

.

As of the date hereof, Schedule 5.27 states (a) the correct name of each of the Subsidiaries, its jurisdiction of incorporation and the percentage of its Capital Stock and Redeemable Preferred Stock owned by the Parent or other Subsidiary, (b) the name of each of the Parent's and the Subsidiaries' Affiliates (except for the Parent and other Subsidiaries) and the nature of such affiliation, (c) the number, nature and holder of all Capital Stock and Redeemable Preferred Stock of each Subsidiary, and (d) the number of authorized, issued and treasury shares of each Subsidiary. The Parent has good title to all of the shares it purports to own of the Capital Stock and Redeemable Preferred Stock of each of its Subsidiaries, and each of the Borrowers has good title to all of the shares it purports to own of the Capital Stock and Redeemable Preferred Stock of each of its respective subsidiaries, free and clear in each case of any Lien other than Permitted Encumbrances. All such shares have been duly issued and are fully paid and non-assessable.

SECTION 5.28.                      Material Contracts.

The Parent and each of the Subsidiaries is in compliance in all material respects with all terms and provisions of each Material Contract to which it is a party.

SECTION 5.29.                      Survival of Representations and Warranties.

The Parent and each of the Borrowers covenants, warrants and represents to the Administrative Agent, the Collateral Agent, and each Lender that all representations and warranties of the Parent or any of the Subsidiaries contained in this Agreement or any of the other Loan Documents shall be true at the time of the execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by Administrative Agent, the Collateral Agent, and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 5.30.                      Force Majeure.

None of the Parent's or any Subsidiary's business is suffering from effects of fire, accident, strike, drought, storm, earthquake, embargo, tornado, hurricane, act of God, acts of a public enemy or other casualty which would have a Material Adverse Effect.

SECTION 5.31.                      1992 Notes and 1995 Notes.

Neither the Parent nor any of the Subsidiaries is in default, and no "Default" or "Event of Default"(as such terms are defined in the Indenture) has occurred and is continuing, under the Indenture or any of the other Indenture Documents.

SECTION 5.32.                     Federal Taxpayer Identification Number

.

The Parent's and each of the Subsidiaries' federal taxpayer identification numbers are as indicated on the respective Information Disclosure Certificates.

SECTION 5.33.                     Right to Assign and Grant Security Interest

.

The Parent and each Subsidiary party to any Collateral Document have the full right, power and authority to grant a security interest in the Collateral.

SECTION 5.34.                      Intercompany Debt.

No Debt owing from the Parent to any Subsidiary, from any Subsidiary to the Parent, or any Subsidiary to any other Subsidiary is evidenced by any negotiable or non-negotiable instrument, note, or other evidence of indebtedness other than (a) book entries made upon the books of the Parent and the Subsidiaries and (b) promissory notes which constitute a Receivables Program Document.

ARTICLE 6
COVENANTS

The Parent and each of the Borrowers agree, jointly and severally, that, so long as any Lender has any Commitment hereunder or any amount payable hereunder or any of the Obligations remains unpaid:

SECTION 6.01.                     Information

.

The Parent, for itself and on behalf of the Borrowers, will deliver to each of the Lenders:

(a)    as soon as available and in any event within 90 days after the end of each Fiscal Year, (i) a consolidated and consolidating balance sheet of the Parent and the Consolidated Subsidiaries as of the end of such Fiscal Year and (ii) the related consolidated and consolidating statements of income for such Fiscal Year, and (iii) the related consolidated shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year and, except for the consolidating statements, certified by the Public Accountants, with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders;

(b)   as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated and consolidating balance sheet of the Parent and the Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified (subject to normal year‑end adjustments) as to fairness of presentation, GAAP and consistency by a Senior Officer;

(c)    simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit G (a "Compliance Certificate"), of a Senior Officer (i) setting forth in reasonable detail the calculations required to establish whether the Parent and the Borrowers were in compliance with the requirements of Sections 6.16, 6.17, 6.19, 6.20, 6.21, 6.22, and 6.23 on the date of such financial statements; (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Parent and the Borrowers are taking or propose to take with respect thereto; and (iii) setting forth the Applicable Margin as of the most recent Performance Pricing Determination Date;

(d)   [RESERVED]

(e)    simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, (i) a statement of the Public Accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements, and (ii) a copy of any management letter furnished to the Parent or either of the Borrowers by the Public Accountants;

(f)     as soon as available and in no event later than February 15th of the then-current Fiscal Year, projections of the Parent and the Subsidiaries for such Fiscal Year, set forth Fiscal-Quarter-by-Fiscal-Quarter, together with all material assumptions made in connection therewith;

(g)    within 5 Domestic Business Days after the Parent or any Borrower becomes aware of the occurrence of any Default, a certificate of a Senior Officer of the Parent or the Borrowers setting forth the details thereof and the action which the Parent and/or the Borrowers are taking or propose to take with respect thereto;

(h)    promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed;

(i)      promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Parent shall have filed with the Securities and Exchange Commission;

(j)     if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

(k)   as soon as practicable, but in any event (i) on or before 30 days after the end of each Fiscal Month, (ii) at such more frequent intervals as required by the Administrative Agent from time to time, and (iii) immediately upon any change in the aggregate amount of Purchased Receivables which have been purchased from the Receivables Subsidiary under the Receivables Program, a duly executed Borrowing Base Certificate (and to the Administrative Agent any accompanying documentation required by the Administrative Agent), with respect to satisfaction of the requirement that the Working Capital Obligations shall not exceed the Borrowing Base, as of the last day of the relevant reporting period (or, with respect to clause (iii) above, as of the date of such change in the aggregate amount of Purchased Receivables which have been purchased), in the form of Exhibit F or such other form as the Administrative Agent may require or request for such purpose from time to time hereafter, the statements in which, in each instance, shall be certified as to truth and accuracy by the Senior Officer;

(l)       written notice of the following:

(i)                  promptly after the Parent's or a Subsidiary's learning thereof, of (A) the commencement of any litigation affecting the Parent or any of the Subsidiaries or any of their respective assets, whether or not the claim is considered by Parent, either Borrower, or such Subsidiary to be covered by insurance, and (B) the institution of any administrative proceeding which in either case of clause (A) or (B), if decided adversely, could reasonably be expected to have a Material Adverse Effect;

(ii)                at least 30 days prior thereto, of the opening of any new office or place of business of Parent or any Subsidiary or the closing of any existing office or place of business of Parent or any Subsidiary, but only if such office or place of business is or was a place where any of the Collateral is, will be, or was kept, stored, maintained, or warehoused;

(iii)               promptly after Parent's or any Subsidiary's learning thereof, of any labor dispute to which Parent or such Subsidiary may become a party, or any strikes or walkouts relating to any of its plants or other facilities, which in either case will have a Material Adverse Effect, and the expiration of any material labor contract to which it is a party or by which it is bound;

(iv)              promptly after Parent's or any Subsidiary's learning thereof, knowledge of any and all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Aggregate Real Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing, to the extent any of the foregoing could reasonably be expected to have a Material Adverse Effect;

(v)                promptly after the Parent's or any Subsidiary's learning thereof, of any default by the Parent or any Subsidiary under the Indenture or any other Indenture Documents; and

(vi)              promptly upon the execution thereof, of any amendment to the Indenture or any other Indenture Document, including, without limitation, any supplemental indentures thereto, entered into by the Parent or any Subsidiary, and the Parent shall send the Administrative Agent a copy thereof promptly thereafter; and

(m)  from time to time such additional information regarding the financial position or business (including, without limitation, tax returns and bank statements) of the Parent and the Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

SECTION 6.02.                      Inspection of Property, Books and Records.

(a)    The Parent will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which, when consolidated, full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, the Administrative Agent, the Collateral Agent, or the Lenders or representatives of the Administrative Agent, the Collateral Agent, and any Lender (at the Parent's or the Borrowers' expense if a Default or Event of Default is in existence or at the Administrative Agent's, the Collateral Agent's, or such Lender's respective expense, as the case may be, prior to the occurrence of a Default or Event of Default) to visit and inspect any of their respective properties, verify information with any Person, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and the Public Accountants, the Parent and each of the Borrowers agreeing to cooperate and assist in such visits and inspections, in each case prior to the occurrence of a Default, upon reasonable notice and at such reasonable times and as often as may reasonably be requested, and after the occurrence of a Default, at any time and without prior notice.

(b)   In addition to the rights granted the Administrative Agent, the Collateral Agent, and the Lenders pursuant to Section 6.02(a), the Administrative Agent and the Collateral Agent (or any person or persons designated by either of them) shall, in its sole discretion, have the right, at any time after the occurrence and during the continuance of a Default or Event of Default, to call at any place of business of the Parent or any of the Subsidiaries at any time and without prior notice, and, without hindrance or delay, examine, inspect, and check all or any portion of the Collateral and to examine, inspect, and check and make copies of and extracts from the Parent's or such Subsidiary's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to the Parent's or such Subsidiary's business or to any other transactions between the parties hereto

(c)    In addition to the rights granted to the Administrative Agent, the Collateral Agent, and the Lenders in the foregoing provisions of this Section 6.02, the Parent or the Borrowers shall, at their sole cost and expense and upon the request of the Administrative Agent, cause up to 3 appraisals per Fiscal Year to be performed and delivered to the Administrative Agent and the Lenders (with each such appraisal to be performed by an appraiser or appraisers reasonably satisfactory to the Administrative Agent) on all of the Parent's and the Subsidiaries' assets which constitute Collateral.

SECTION 6.03.                     Maintenance of Existence

.

The Parent shall, and shall cause each Subsidiary to, maintain, (a) its respective corporate existence and carry on its respective business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, and (b) its respective corporate charter, by-laws, partnership agreement, operating agreement and other similar documents and agreements relating to its legal existence and organization, and not permit any amendment or other modification thereto except for any amendment or modification that would not affect the Obligations or result in a Material Adverse Effect. The Parent shall not, and shall not permit any Subsidiary to, change its state or jurisdiction of incorporation.

SECTION 6.04.                     Dissolution

.

The Parent shall not suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through (a) corporate reorganization to the extent permitted by Section 6.05 or (b) through payment of Restricted Payments permitted under Section 6.15.

SECTION 6.05.                      Consolidations, Mergers and Sales of Assets.

(a)    The Parent will not, nor will it permit any Subsidiary to, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, provided that any Subsidiary which is a Guarantor may merge with any other Subsidiary which is a Guarantor.

(b)   The Parent will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any assets to, any other Person, or discontinue or eliminate any business line or segment, provided that the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit (i) the sale of Receivables pursuant to the Receivables Securitization Program; (ii) sale and leaseback transactions described in the definition of "Excluded Aircraft Financings"; or (iii) so long as no Event of Default is in existence and subject to Section 2.12(c), the sale, lease or other transfer of assets (other than Capital Stock or Collateral) not exceeding $5,000,000 in book value in the aggregate in any Fiscal Year among all of such assets of the Parent and the Subsidiaries, or $500,000 in book value in any one instance; (iv) upon the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld or delayed, so long as no Event of Default is in existence, the sale, lease or other transfer of assets (other than Capital Stock or Collateral) owned by Subsidiaries (other than the Borrowers) and located at places of business outside of the United States not exceeding $10,000,000 in book value in the aggregate in any Fiscal Year; or (v) the sale of the Parent's and the Subsidiaries' inventory in the ordinary course of business.

SECTION 6.06.                     Use of Proceeds

.

No portion of the proceeds of the Loans will be used, directly or indirectly, by the Parent or any Subsidiary (a) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock or other evidences of ownership of any Person or all or substantially all of the assets of any Person, with a view towards obtaining control of such other Person, other than a Permitted Acquisition, (b) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (c) for any purpose in violation of any applicable law or regulation.

SECTION 6.07.                     Compliance with Laws; Payment of Taxes

.

(a)    The Parent will, and will cause each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA and the Fair Labor Standards Act of 1938, as amended), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued and except where failure to comply would not have and would not reasonably be expected to cause a Material Adverse Effect. The Parent will, and will cause each of the Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Parent or any Subsidiary, except liabilities being contested in good faith and against which the Parent or such Subsidiary will set up reserves in accordance with GAAP.

(b)   The Parent shall not permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Parent, the Borrowers, or other members of the Controlled Group to exceed $10,000,000 at any time. For purposes of this Section 6.07(b), the amount of withdrawal liability of the Parent, the Borrowers, and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred, less any portion thereof which the Parent, the Borrowers, and members of the Controlled Group have paid or as to which the Parent reasonably believes, after appropriate consideration of the possible adjustments arising under Section 4219 and 4221 of ERISA, it, the Borrowers, and members of the Controlled Group will have no liability, provided that the Parent shall obtain prompt written advice from independent actuarial consultants supporting such determination. The Parent agrees to deliver, along with the financial statements delivered under Section 6.01(a), the most current statements of the withdrawal liabilities of the Parent, the Borrowers, and members of the Controlled Group from each Multiemployer Plan, if any.

SECTION 6.08.                      Insurance.

The Parent will maintain, and will cause each of the Subsidiaries to maintain (either in the name of the Parent or in such Subsidiary's own name), with financially sound and reputable insurance companies acceptable to the Administrative Agent and the Collateral Agent and with a Best's Rating of at least "A," insurance on all of their property in at least such amounts and against at least such risks (including on all its property, public liability and worker's compensation (but solely with respect to worker's compensation, only to the extent not self-insured), and business interruption insurance) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business. The Parent shall deliver to the Collateral Agent satisfactory lender's loss payable endorsements naming the Collateral Agent, as Collateral Agent for the Secured Creditors, as sole loss payee, assignee and additional insured, as its interests may appear. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to the Collateral Agent in the event of cancellation or non-renewal by the insurance company of the policy for any reason whatsoever. Upon the date of this Agreement, and from time to time thereafter upon the Collateral Agent's request, the Parent shall provide, or shall cause the Subsidiaries to provide, the Collateral Agent with a statement from each insurance company or its authorized agent providing the foregoing coverage, acknowledging in favor of the Collateral Agent the continued effectiveness of the foregoing insurance clauses. If the Parent or such Subsidiary fails to provide and pay for such insurance, the Collateral Agent may, at its option, but shall not be required to, procure the same and charge the Borrowers therefor as a part of the Obligations.

SECTION 6.09.                     Change in Fiscal Year

.

The Parent will not change its Fiscal Year, or the fiscal year of any Subsidiary, without the consent of the Required Lenders.

SECTION 6.10.                     Maintenance of Property

.

The Parent shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

SECTION 6.11.                     Material Contracts; Operating and Capitalized Leases

.

(a)    The Parent shall, and shall cause each Subsidiary to, comply with all material terms and conditions of any Material Contract to which it or such Subsidiary is a party. The Parent may not, without the Administrative Agent's and the Required Lenders' prior written consent, (a) enter into, or permit any Subsidiary to enter into, any amendment or modification to any Material Contract other than in the ordinary course of business, or (b) permit any Material Contract to be cancelled or terminated prior to its stated maturity other than in the ordinary course of business. The Parent shall promptly notify the Administrative Agent and deliver to the Administrative Agent any notice received by the Parent or any Subsidiary with respect to any event which constitutes a material default by the Parent or such Subsidiary under any Material Contract to which the Parent or such Subsidiary is a party or by which any of the assets of the Parent or such Subsidiary may be bound.

(b)   The Parent or the Borrowers shall provide notice to Administrative Agent and the Collateral Agent upon the Parent's or any Subsidiary's entering into any contract, lease, guaranty, instrument, document, or other agreement the termination or breach of which would reasonably be expected to have or cause a Material Adverse Effect.

(c)    Upon the Administrative Agent's or Collateral Agent's reasonable request, the Parent shall cause the Parent's and the Subsidiaries' capitalized or operating leases to be made available for inspection and copying by the Administrative Agent or the Collateral Agent, or either of their designees, and the Parent shall inform the Administrative Agent and the Collateral Agent of any capitalized or operating lease entered into by the Parent or any Subsidiary which involves more than $500,000 in annual lease expenses.

(d)   From time to time, the Administrative Agent shall have the right in its discretion to identify certain of the Parent's or the Subsidiaries' contracts, leases, guaranties, instruments, documents, and other agreements as "Material Contracts" and thereafter require the Parent to exercise its best efforts to cause such additional Material Contracts to be collaterally assigned to the Collateral Agent as additional Collateral pursuant to a Collateral Assignment of Material Contract.

SECTION 6.12.                     Environmental Matters

.

The Parent will not permit any Third Party, and will not permit any Subsidiary to permit any Third Party, to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Aggregate Real Properties any Hazardous Materials except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in material compliance with all applicable Environmental Requirements.

SECTION 6.13.                     Environmental Release

.

The Parent agrees that upon the occurrence of a material Environmental Release at or on any of the Aggregate Real Properties it will, or will cause the applicable Subsidiary to, act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

SECTION 6.14.                     Transactions with Affiliates; Intercompany Debt

.

(a)    Other than transactions or arrangements existing on the Closing Date and described on Schedule 6.14 and other than in connection with an Excluded Aircraft Financing, neither the Parent nor any of the Subsidiaries shall enter into, or be a party to, any transaction involving $1,000,000 or more with any Affiliate of the Parent or such Subsidiaries (which Affiliate is not one of the Borrowers or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are fully disclosed to the Administrative Agent and the Lenders and are no less favorable to the Parent or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate. All obligations (consisting of Debt or otherwise) owed to any Affiliate by the Parent or any Subsidiary shall by its terms be subordinated in full to the payment of the Obligations.

(b)   The Parent shall not permit any Debt owning from the Parent to any Subsidiary, any Subsidiary to the Parent, or any Subsidiary to any other Subsidiary to be evidenced by any negotiable or non-negotiable instrument, note, or other evidence of indebtedness other than (i) book entries made upon the books of the Parent and the Subsidiaries and (ii) promissory notes which constitute Receivables Program Documents.

SECTION 6.15.                     Restricted Payments

.

The Parent will not declare or make any Restricted Payment during any Fiscal Year; provided that Parent may pay Dividends in an amount not exceeding $2,000,000 per Fiscal Quarter.

SECTION 6.16.                     Investments

.

The Parent shall not, and shall not permit any of the Subsidiaries to, make Investments in any Person except:

(a)    Investments existing on the date hereof and listed on Schedule 6.16;

(b)   loans or advances to employees not exceeding $1,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date;

(c)    Investments by the Parent or a Borrower in Subsidiaries which are Guarantors and which have delivered to the Collateral Agent those Collateral Documents required by Sections 4.01 and 6.27, as applicable;

(d)   Investments by the Receivables Subsidiary in the Special Purpose Vehicle, consistent with Standard Securitization Undertakings;

(e)    loans and advances to the Receivables Subsidiary evidenced by a Purchase Money Note;

(f)     deposits required by government agencies or public utilities;

(g)    Investments in direct obligations of the United States Government maturing within one year;

(h)    Investments in certificates of deposit issued by a commercial lender whose credit is satisfactory to the Administrative Agent;

(i)      Investments in commercial paper rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition;

(j)     Investments in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long‑term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's;

(k)   Investments in the Supplemental Executive Retirement Plan and the Deferred Compensation Plan in an aggregate amount not to exceed in any Fiscal Year the amount required to reach the cumulative projected benefit obligation;

(l)      Investments in any Person shown on Schedule 6.16 which constitute the reinvestment of any dividends, capital appreciation, or other gain or growth income in the same Person; and

(m)  Investments in Aircraft Financing Subsidiaries for which the Administrative Agent has granted its prior written consent, and Investments of a Domestic Subsidiary arising from any Swap Agreement relating to an Excluded Aircraft Financing;

(n)    Other Investments which are not otherwise allowed in subparagraphs (a) through (m), to the extent each such Investment has been approved by the Administrative Agent in writing prior to the making thereof;

(o)   other Investments of the Parent and all Subsidiaries not otherwise allowed in subparagraphs (a) through (n) which, together with the aggregate fair market value of the consideration paid (determined as of the time such consideration was paid) in connection with any Permitted Acquisitions consummated on or after the Closing Date, do not at any time exceed in aggregate outstanding amount the lesser of (i) $20,000,000 or (ii) 2.5% of Consolidated Tangible Net Worth; provided, however, in each case, immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

SECTION 6.17.                     Permitted Liens

.

The Parent will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien, directly or indirectly, on any asset now owned or hereafter acquired by it, except, with respect to the Collateral, the Permitted Encumbrances, and with respect to assets other than Collateral, other Liens set forth below:

(a)    Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement and disclosed on Schedule 6.17;

(b)   any Lien existing on any specific fixed asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

(c)    any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

(d)   any Lien on any specific fixed asset of any Person existing at the time such Person is merged or consolidated with or into the Parent or a Subsidiary and not created in contemplation of such event;

(e)    any Lien existing on any specific fixed asset prior to the acquisition thereof by the Parent or a Subsidiary and not created in contemplation of such acquisition;

(f)     any Lien securing Debt owing by any Subsidiary to the Borrowers or any Guarantor;

(g)    any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs (a) through (f) of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

(h)    Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(i)      any Lien on Margin Stock;

(j)     Liens on Receivables Program Assets pursuant to a Receivables Securitization Program; and

(k)   Liens incurred in connection with the Excluded Aircraft Financings.

provided, however, that immediately after giving effect to the creation, assumption, existence or incurring of any Liens permitted by this Section 6.17, no Default or Event of Default shall have occurred and be continuing.

SECTION 6.18.                     Restrictions on Ability of Subsidiaries to Pay Dividends

.

Except as provided for in this Agreement, the Parent shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any contractual encumbrance or restriction on the ability of any Subsidiary to (a) pay any dividends or make any other distributions on its Capital Stock or Redeemable Preferred Stock or any other interest or (b) make or repay any loans or advances to or from the Parent or the other Subsidiaries, as the case may be.

SECTION 6.19.                      Minimum Consolidated EBITDA.

(a)    At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 2001, Consolidated EBITDA for the Fiscal Quarter just ended shall be greater than the minimum levels as set forth opposite such Fiscal Quarter:

Fiscal Quarter Ending: Minimum Level

September 30, 2001 $30,000,000

December 31, 2001 $30,000,000

March 31, 2002 $35,000,000

June 30, 2002 $35,000,000

September 30, 2002 $35,000,000

December 31, 2002 $35,000,000

March 31, 2003 $40,000,000

June 30, 2003 $40,000,000

September 30, 2003 $40,000,000

December 31, 2003 $40,000,000

March 31, 2004, and

at all times thereafter $40,000,000

(b)   At the end of each of the Parent's Fiscal Quarters, commencing with the Fiscal Quarter ending June 30, 2001, the sum of Consolidated EBITDA for the Fiscal Quarter just ended and the 3 immediately preceding quarters shall be greater than the minimum levels as set forth below opposite such Fiscal Quarter:

Fiscal Quarter Ending: Minimum Level

June 30, 2001 $158,000,000

September 30, 2001 $153,000,000

December 31, 2001 $168,000,000

March 31, 2002 $180,000,000

June 30, 2002 $200,000,000

September 30, 2002 $215,000,000

December 31, 2002 $225,000,000

March 31, 2003 $240,000,000

June 30, 2003 $255,000,000

September 30, 2003 $270,000,000

December 31, 2003 $275,000,000

March 31, 2004, and

at all times thereafter $275,000,000

SECTION 6.20.                      Maximum Leverage Ratio

At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending June 30, 2001, the Leverage Ratio for the each such Fiscal Quarter shall at all times be less than the maximum levels as set forth below opposite such relevant Fiscal Quarter:

Fiscal Quarter Ending: Maximum Level

June 30, 2001 5.10 to 1.00

September 30, 2001 5.10 to 1.00

December 31, 2001 4.80 to 1.00

March 31, 2002 4.50 to 1.00

June 30, 2002 4.20 to 1.00

September 30, 2002 4.00 to 1.00

December 31, 2002 4.00 to 1.00

March 31, 2003 4.00 to 1.00

June 30, 2003 4.00 to 1.00

September 30, 2003 4.00 to 1.00

December 31, 2003 4.00 to 1.00

March 31, 2004, and

at all times thereafter 4.00 to 1.00

SECTION 6.21.                      Debt Service Coverage Ratio.

At the end of each Fiscal Quarter, commending with the Fiscal Quarter ending June 30, 2001, the Debt Service Coverage Ratio for the Fiscal Quarter just ended and the 3 previous quarters shall be greater than the minimum levels as set forth below opposite such Fiscal Quarter ended:

Fiscal Quarter Ending: Minimum Level

June 30, 2001 2.00 to 1.00

September 30, 2001 1.90 to 1.00

December 31, 2001 1.90 to 1.00

March 31, 2002 1.90 to 1.00

June 30, 2002 1.90 to 1.00

September 30, 2002 2.00 to 1.00

December 31, 2002 2.10 to 1.00

March 31, 2003 2.15 to 1.00

June 30, 2003 2.20 to 1.00

September 30, 2003 2.25 to 1.00

December 31, 2003 2.25 to 1.00

March 31, 2004, and

at all times thereafter 2.25 to 1.00

SECTION 6.22.                      Minimum Liquidity; Fixed Charge Coverage Ratio.

(a)    Liquidity shall at all times be greater than $75,000,000; provided that it shall not be a breach of this covenant if, for each period commencing with the calendar month during which Liquidity was not greater than $75,000,000 and ending at the end of the calendar month during which Liquidity has been greater than $75,000,000 for that calendar month and the three immediately preceding calendar months, the ratio of Income Available for Fixed Charges to Consolidated Fixed Charges be, at all times during each such period, greater than 1.00 to 1.00; provided further, that for purposes of calculating the Parent's compliance with this Subsection 6.22, Consolidated Fixed Charges and Income Available for Fixed Charges shall be calculated on a cumulative, monthly basis during each such period for up to 12 months, until such period ends.

(b)   No proceeds of any Loan shall be used to pay any principal amount of the 1992 Notes or 1995 Notes, unless the Parent first demonstrates to the Administrative Agent's satisfaction that, after giving effect to such payment, Liquidity will be greater than or equal to $100,000,000.

SECTION 6.23.                      Limitation on Capital Expenditures.

Capital Expenditures for each Fiscal Year shall not exceed the maximum levels as set forth below opposite such Fiscal Year:

Fiscal Year Ended: Maximum Level

December 31, 2001 $205,000,000

December 31, 2002 $255,000,000

December 31, 2003 $305,000,000

SECTION 6.24.                     Permitted Debt (a)    .

The Parent will not, nor will it permit any Subsidiary to, create, assume, issue, or incur any Debt other than (i) Debt existing on the date hereof and listed on Schedule 6.24; (ii) Debt under this Agreement or the other Loan Documents; (iii) Debt incurred by an Aircraft Financing Subsidiary in connection with an Excluded Aircraft Financing; (iv) Debt incurred by a Domestic Subsidiary and arising from any Swap Agreement relating to an Excluded Aircraft Financing; (v) Debt secured by Purchase Money Liens; and (vi) other Debt in an aggregate principal amount not to exceed $1,000,000 at any time.

SECTION 6.25.                     Limitation on Issuance and Sale of Capital Stock and Redeemable Preferred Stock of Subsidiaries

.

The Parent shall not (a) permit any Subsidiary to issue or sell any of its Capital Stock or Redeemable Preferred Stock to any Person other than to the Parent or a Guarantor; (b) permit any Person other than the Parent or Wholly Owned Subsidiaries to own any Capital Stock or Redeemable Preferred Stock of a Subsidiary; (c) sell any of the Capital Stock or Redeemable Preferred Stock of a Subsidiary to any Person other than a Guarantor; or (d) permit any Subsidiary to sell any of the Capital Stock or Redeemable Preferred Stock of any other Subsidiary to any Person other than the Parent or a Guarantor.

SECTION 6.26.                      More Restrictive Agreements.

The Parent will not, and will not permit any Subsidiary to, become a party to any other credit facility or other agreement relating to the incurrence of Debt exceeding $1,000,000 in the aggregate which:

(a)    with respect to all such facilities and agreements other than those entered into in connection with an Excluded Aircraft Financing or Purchase Money Financing, provides for representations, warranties, covenants, Financial Covenants, events of default or other provisions which are more restrictive against the Parent or the Subsidiaries than the representations, warranties, covenants, Financial Covenants, events of default and other provisions contained in this Agreement, or (b)   with respect to all such facilities or agreements, provides for more restrictive Financial Covenants which are more restrictive against the Parent or the Subsidiaries than the Financial Covenants contained in this Agreement, in either case, without (a) the Administrative Agent's and the Required Lenders' prior written consent, or (b) if requested by the Administrative Agent and the Required Lenders, executing and delivering an amendment to this Agreement and, if necessary, to the other Loan Documents, in order to provide the same more restrictive representations, warranties, covenants, Financial Covenants, or events of default and other provisions against the Parent or the Subsidiaries in favor of the Administrative Agent and the Lenders, as may be requested.

SECTION 6.27.                      New Subsidiaries.

(a)    Within 20 days of the creation or acquisition of any Domestic Subsidiary which was not a Subsidiary on the Closing Date and which does not constitute a Receivables Subsidiary or an Aircraft Financing Subsidiary, the Parent shall cause such Subsidiary to execute and deliver to the Administrative Agent a Subsidiary Guaranty, and, to the extent the Administrative Agent determines that such Subsidiary has right and title to any assets which would constitute Collateral under any other Collateral Documents then in effect (other than Collateral Documents relating solely to the Real Properties), deliver to the Collateral Agent a Security Agreement, an Aircraft Chattel Mortgage, and Collateral Assignments of Material Contracts as may be required by the Administrative Agent. In addition, the Parent shall cause, or shall cause such Domestic Subsidiary to cause, to be delivered to the Administrative Agent and the Collateral Agent within 20 days of the creation or acquisition of such Subsidiary a fully executed Information Disclosure Certificate, all documents required of other Subsidiaries under Section 4.01(f), each fully executed or certified as required by the Administrative Agent and the Collateral Agent, an opinion of counsel in form satisfactory to the Administrative Agent and the Collateral Agent with respect to such Subsidiary Guaranty and applicable Collateral Documents to be delivered pursuant to this Section 6.27, and a joinder agreement, in form satisfactory to the Administrative Agent and fully executed by such Subsidiary, whereby such Subsidiary becomes a party to the Contribution Agreement as a Contributing Party.

(b)   Within 20 days of the creation of any Receivables Subsidiary or any Aircraft Financing Subsidiary, the Parent shall cause (i) to the extent requested by the Administrative Agent, all of the capital stock, membership interests, or other units of equity or ownership in such Receivables Subsidiary or Aircraft Financing Subsidiary owned by the Parent or any Domestic Subsidiary to be pledged to the Collateral Agent as Collateral pursuant to a Pledge Agreement, along with an opinion of counsel regarding to such Pledge Agreement, and (ii) such Receivables Subsidiary or Aircraft Financing Subsidiary to execute and deliver an Information Disclosure Certificate and all documents required of other Subsidiaries under Section 4.01(f), each fully executed or certified as required by the Administrative Agent.

SECTION 6.28.                      Location of Deposit Accounts.

Without the Administrative Agent's prior written consent, the Parent shall not, and shall not permit any Subsidiary to, keep a substantial portion of their cash deposits in accounts which are not established or maintained with the Lenders or their Affiliates.

ARTICLE 7 DEFAULTS SECTION 7.01.                     Events of Default

.

If one or more of the following events ("Events of Default") shall have occurred and be continuing:

(a)    any Borrower shall fail to pay when due any principal of any Loan or any Reimbursement Obligations with respect to any Letter of Credit, or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other Obligations within 5 Domestic Business Days after such fee or other Obligation becomes due; or

(b)   the Parent or any Borrower shall fail to observe or perform any covenant contained in Sections 6.01(g), 6.02(a)(ii), 6.02(b), 6.03 through 6.06, inclusive, 6.08, 6.15 through 6.25, inclusive, and 6.27; or

(c)    the Parent or any Subsidiary shall fail to observe or perform any covenant or agreement contained or incorporated by reference into this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrowers by the Administrative Agent or (ii) the Parent or either of the Borrowers otherwise becomes aware of any such failure; or

(d)   the Parent or any Subsidiary shall fail to observe or perform any covenant or agreement contained or incorporated by reference into any Loan Document other than this Agreement and such failure shall not have been cured within any grace or cure period, if any, granted for such failure by the express terms of such other Loan Document; or

(e)    any representation, warranty, certification or statement made by the Parent or Subsidiary in Article 5 of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

(f)     any Borrower shall fail to make any payment in respect of Debt in an aggregate amount exceeding $5,000,000 outstanding (other than the Notes) or under any document or agreement pertaining to any Letter of Credit when due or within any applicable grace period; or

(g)    any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of the Parent or any Subsidiary in an aggregate principal amount of $5,000,000 or more (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Parent or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment prior to its normal expiration (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Parent or any Subsidiary); or

(h)    the Parent or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy Code or any other bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(i)      an involuntary case or other proceeding shall be commenced against the Parent or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Parent or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

(j)     the Parent, any Subsidiary, or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Parent or any Subsidiary, any member of the Controlled Group, any plan administrator or any combination of the foregoing and the same could reasonably be expected to have or cause a Material Adverse Effect; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated and the same could reasonably be expected to have or cause a Material Adverse Effect; or

(k)   (i) one or more judgments or orders of any court or other judicial body for the payment of money in an aggregate amount in excess of $10,000,000 (in excess of amounts covered by insurance) shall be rendered after the Closing Date against the Parent or any Subsidiary and such judgment or order shall either continue unsatisfied and unstayed for a period of 30 days or give rise to a Lien on any Collateral at any time; or (ii) a warrant or writ of attachment or execution or similar process shall be issued against any property of the Parent or any Subsidiary which exceeds, individually or together with all other such warrants, writs and processes since the Closing Date, $10,000,000 (in excess of amounts covered by insurance) and such warrant, writ or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that in the event a bond has been issued in favor of the claimant or other Person obtaining such attachment or writ, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Parent or any Subsidiary; or

(l)      a federal tax lien shall be filed against the Parent or any Subsidiary under Section 6322 of the Code or a Lien of the PBGC shall be filed against the Parent or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

(m)  (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Parent; or (ii) as of any date a majority of the Board of Directors of the Parent consists of individuals who were not either (A) directors of the Parent as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or (iii) the Parent at any time fails to own 100% of the capital stock of each of the Borrowers; or

(n)    if, on any day, the Parent or any Borrower could not truthfully make the representations and warranties contained in Section 5.17; or

(o)   there shall have occurred material uninsured damage to, or loss, theft, destruction, or Condemnation of, any material part of the Collateral; or

(p)   the occurrence of any event, act, occurrence, or condition which the Required Lenders determine either does or has a reasonable probability of causing a Material Adverse Effect; or

(q)   the termination, expiration, or cessation, for any reason, whether in accordance with its terms or otherwise, of the Current Receivables Program, unless any replacement Receivables Program (or an alternative financing program or facility) satisfactory to the Administrative Agent shall be in effect prior to, or contemporaneously with the expiration or termination of the Current Receivables Program; then, and in every such event, the Administrative Agent and, to the extent applicable, the Collateral Agent will, if requested by the Required Lenders: (i) by notice to the Borrowers terminate the Commitments, Wachovia's obligations to make Swing Loans, and the Issuers' obligations to issue Letters of Credit, and the Commitments and all such obligations shall thereupon terminate; (ii) by notice to the Borrowers declare the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents, to be, and the same shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (h) or (i) above occurs with respect to the Parent or the Borrowers, without any notice to the Borrowers or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; or (iii) exercise any rights, powers or remedies under this Agreement and the other Loan Documents. In addition, upon the occurrence of an Event of Default, to the extent of any existing Letter of Credit Obligations, the Administrative Agent may immediately advance the amount thereof as a Base Rate Loan and set aside the amounts so advanced as a collateral reserve for payment of the Reimbursement Obligations relating to Letters of Credit which are subsequently funded. After all Letters of Credit have been cancelled and all Reimbursement Obligations have been satisfied, and the Issuers have been reimbursed all amounts funded by them with respect thereto, any balance remaining in said collateral reserve may be applied to other amounts owed by the Borrowers hereunder, and, if none, shall be remitted to the relevant Borrower. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Lenders. In no event may any Lender or Lenders exercise any rights, remedies or powers with respect to the Obligations, this Credit Agreement and the other Loan Documents without the consent of the Administrative Agent and the Required Lenders.

SECTION 7.02.                     Notice of Default

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The Administrative Agent shall give notice to the Borrowers of any Default promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

SECTION 7.03.                      Remedies with Respect to Collateral.

(a)    Upon the occurrence of an Event of Default, the Collateral Agent or any representative of the Collateral Agent shall have all the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted) and shall have all other rights and remedies afforded the Collateral Agent in the Collateral Documents.

ARTICLE 8 THE ADMINISTRATIVE AGENT AND THE LENDERS

SECTION 8.01.                      Appointment; Powers and Immunities.

(a)    Each Lender hereby irrevocably appoints and authorizes the Administrative Agent (including its successors by merger) to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (i) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (ii) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Lender under this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Borrower to perform any of its obligations hereunder or thereunder; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders, and then only on terms and conditions satisfactory to the Administrative Agent; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article 8 are solely for the benefit of the Administrative Agent and the Lenders, and no Borrower shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender.

(b)   The Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the other Loan Documents; (ii) execute and deliver each Loan Document (other than this Credit Agreement) on behalf of the Lenders and accept delivery of each such agreement delivered by any Borrower or any other Person;(iii) act as collateral agent for the Lenders for purposes of the perfection of all security interests and Liens created by this Agreement or the Collateral Documents with respect to all material items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein; (iv) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; and (v) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to the Administrative Agent or Lenders with respect to any of the Collateral under the Loan Documents relating thereto, or under applicable law or otherwise. As to any matters not expressly provided for otherwise by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders to the Administrative Agent in any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

SECTION 8.02.                     Reliance by Administrative Agent

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The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders in any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

SECTION 8.03.                     Defaults

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The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall give each Lender prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Administrative Agent shall (subject to Section 10.06 take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 8.04.                     Rights of Administrative Agent and its Affiliates as a Lender

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With respect to the Loans made by the Administrative Agent and any Affiliate of the Administrative Agent, the Administrative Agent, in its capacity as a Lender hereunder, and any Affiliate of the Administrative Agent or such Affiliate, in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though the Administrative Agent were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity and any Affiliate of the Administrative Agent in its individual capacity. The Administrative Agent and any Affiliate of the Administrative Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Parent and any of the Subsidiaries (and any Affiliate of the Parent or any Subsidiary) as if the Administrative Agent were not acting as the Administrative Agent, and the Administrative Agent and any Affiliate of the Administrative Agent may accept fees and other consideration from the Parent or any Subsidiary (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Administrative Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Lenders, and the Administrative Agent shall not be subject to any liability by reason of its acting or refraining to act pursuant to any request of the Required Lenders except as a result of its own willful misconduct or gross negligence.

SECTION 8.05.                     Indemnification

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Each Lender severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent; and provided further that no Designated Lender shall be liable for any payment under this Section 8.05 so long as, and to the extent that, its Designating Lender makes such payments. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

SECTION 8.06.                      Consequential Damages.

THE ADMINISTRATIVE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY LENDER, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 8.07.                     Payee of Note Treated as Owner

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The Administrative Agent may deem and treat each Person in whose name a Loan is registered as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of Section 10.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

SECTION 8.08.                     Nonreliance on Administrative Agent and Other Lenders

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Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself (or any Lender) informed as to the performance or observance by the Parent or any Subsidiary of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Parent, any Subsidiary, or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Parent, any Subsidiary, or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent.

SECTION 8.09.                     Failure to Act

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Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 8.05 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

SECTION 8.10.                     Resignation or Removal of Administrative Agent

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Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Any successor Administrative Agent shall be a lender which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

SECTION 8.11.                     Joinder of Lenders

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The rights, remedies, powers and privileges conferred upon the Administrative Agent hereunder and under the other Loan Documents may be exercised by the Administrative Agent without the necessity of the joinder of any other parties unless otherwise required by applicable law.

SECTION 8.12.                     Agreements Regarding Collateral

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The proceeds of any Collateral shall be divided among the Noteholders and the Trustee, on the one hand, and the Lenders and Administrative Agent, on the other hand, in accordance with the terms of the Collateral Documents. Each Lender shall have a ratable interest, in accordance with the ratio by which the amount of Debt owing to such Lender bears to the aggregate amount of the Debt of all Lenders, in such proceeds paid to the Administrative Agent under the Collateral Documents (subject to the Administrative Agent's recoupment of fees, expenses, and costs as provided in this Agreement), and, subject to the equal and ratable Lien and security interest of the Noteholders as Secured Creditors, in the security interests and Liens in and to the Collateral and any other assets granted and assigned to the Collateral Agent or Administrative Agent under the Loan Documents. The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien upon any Collateral (a) as authorized by this Agreement or any of the other Loan Documents, (b) upon the termination of the Commitments and payment or satisfaction of all of the Obligations, or (c) constituting equipment sold or disposed of in accordance with the terms of this Agreement if the Borrowers certify to the Collateral Agent that the disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry). Each of the Lenders agrees that the Collateral Agent may execute and deliver, for itself and on behalf of the Lenders, any and all documents necessary to effect the release or termination of any Lien arising pursuant to the Loan Documents to the extent such release or termination is required by law or to the extent this Agreement or any of the other Loan Documents by their express terms allow for the sale, transfer, or disposition of such assets (including, without limitation, any of the Collateral) by the Parent and the Subsidiaries; provided that, in all other cases, the Collateral Agent shall not execute any release or termination of any Lien upon any of the Collateral without the prior written authorization of all Lenders. The Collateral Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by the Parent or any Subsidiary or is cared for, protected or insured or has been encumbered, or that the Collateral Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise at all or in any manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights or powers granted or available to the Collateral Agent pursuant to this Agreement or any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its discretion, given the Collateral Agent's own interests in the Collateral in its capacity as one of the Lenders.

SECTION 8.13.                     Administrative Agent Field Exams

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The Administrative Agent and the Collateral Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field examinations by the Administrative Agent or the Collateral Agent with respect to the Parent or the Subsidiaries. Neither the Administrative Agent nor the Collateral Agent shall have any liability to any Lender for any errors in or omissions from any field examinations or other examination of the Parent or the Subsidiaries or the Collateral, unless such error or omission was the direct result of the Administrative Agent's or Collateral Agent's willful misconduct.

SECTION 8.14.                     Designation of Co-Collateral Agent

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It is the purpose of this Agreement that there shall be no violation of any applicable law denying or restricting the right of financial institutions to transact business as an agent in any jurisdiction. It is recognized that, in case of litigation under any of the Loan Documents, or in case the Collateral Agent deems that by reason of present or future laws of any jurisdiction the Collateral Agent might be prohibited from exercising any of the powers, rights or remedies granted to the Collateral Agent or the Lenders hereunder or under any of the Loan Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Loan Documents, the Collateral Agent may appoint an additional Person or Persons as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If the Collateral Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by this Agreement and any of the Loan Documents and every remedy, power, right, claim, demand or cause of action intended by this Agreement and any of the Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by any of them. Should any instrument from the Lenders be required by the separate collateral agent or co-collateral agent so appointed by the Collateral Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by the Lenders whether or not a Default or Event of Default then exists. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, power, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by applicable law, shall vest in and be exercised by the Collateral Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

SECTION 8.15.                      Limitation of Certain Agents' Duties.

Notwithstanding the fact that U.S. Bank National Association and Bank of America, N.A., are listed as Documentation Agent and Syndication Agent (the "Additional Agents"), respectively, on the cover page to this Agreement, the parties to this Agreement agree that the Additional Agents shall have no duties, obligations, or liabilities under this Agreement in any capacity except as "Lenders."

ARTICLE 9 CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 9.01.                     Basis for Determining Interest Rate Inadequate or Unfair

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If on or prior to the first day of any Interest Period:

(a)    the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or (b)   the Required Lenders advise the Administrative Agent that the London Interbank Offered Rate, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding the relevant type of Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make the type of Euro-Dollar Loans or to permit continuations or conversions into Euro-Dollar Loans shall be suspended. Unless the Borrowers notify the Administrative Agent at least 2 Domestic Business Days before the date of any Borrowing of any Euro-Dollar Loans for which a Notice of Borrowing has previously been given, or continuation or conversion into Euro-Dollar Loans for which a Notice of Continuation or Conversion has previously been given, that it elects not to borrow or so continue or convert on such date, such Borrowing shall instead be made as a Base Rate Borrowing or such Euro-Dollar Loan shall be converted to a Base Rate Loan.

SECTION 9.02.                     Illegality

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If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans or issue Letters of Credit and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrowers, whereupon until such Lender notifies the Borrowers and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans or issue Letters of Credit shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and or issue Letters of Credit shall so specify in such notice, the Borrowers shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Lender and pledge to the Administrative Agent cash collateral equal to 110% of the outstanding Letter of Credit Obligations, together with accrued interest thereon and any amount due such Lender pursuant to Section 9.05(a). Concurrently with prepaying each such Euro-Dollar Loan the Borrowers shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

SECTION 9.03.                      Increased Cost and Reduced Return. (a)    If after the date hereof, a Change of Law or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

(i)                  shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit or letter of credit extended by, any Lender (or its Lending Office); or

(ii)                shall impose on any Lender (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, Letters of Credit, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Loan or Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount reasonably deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(b)   If any Lender shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations (whether with respect to Loans or the Letters of Credit) hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. (c)    Each Lender will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. (d)   The provisions of this Section 9.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

SECTION 9.04.                     Base Rate Loans or Other Euro-Dollar Loans Substituted for Affected Euro-Dollar Loans

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If (i) the obligation of any Lender to make or maintain any type of Euro-Dollar Loans has been suspended pursuant to Section 9.02 or (ii) any Lender has demanded compensation under Section 9.03, and the Borrowers shall, by at least 5 Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a)    all Loans which would otherwise be made by such Lender as, or permitted to be continued as or converted into, Euro-Dollar Loans shall be instead made or converted into Base Rate Loans, and (b)   after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

SECTION 9.05.                     Compensation

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Upon the request of any Lender, delivered to the Borrowers and the Administrative Agent, the Borrowers shall pay to such Lender such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender as a result of:

(a)    any payment or prepayment (pursuant to Section 2.11, 2.12, 2.13, 7.01, 9.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Loan; or (b)   if the Lenders permit prepayment of a Euro-Dollar Loan on any day other than the last day of the Interest Period with respect thereto, any failure by the Borrowers to prepay such Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment; or (c)    any failure by the Borrowers to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02 or Notice of Continuation or Conversion delivered pursuant to Section 2.04;

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) such Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading lenders in the London interbank market (if such Euro-Dollar Loan is a Euro-Dollar Loan).

SECTION 9.06.                     Replacement of Lenders.

If any Lender (a "Notice Lender") makes demand for amounts owed under Section 9.03 (other than due to any change in the Eurodollar Reserve Percentage), or gives notice under Section 9.02 that it can no longer participate in Euro-Dollar Loans, then in each case the Borrowers shall have the right, if no Default or Event of Default exists, and subject to the terms and conditions set forth in Section 10.08(c), to designate an assignee (a "Replacement Lender") to purchase the Notice Lender's share of outstanding Base Rate Loans, Euro-Dollar Loans and all other obligations hereunder and to assume the Notice Lender's obligations to the Borrowers under this Agreement; provided, that, any Replacement Lender must be reasonably acceptable to the Administrative Agent and the Required Lenders (and, in any event, may not be an Affiliate of the Parent or any Subsidiary). Subject to the foregoing, the Notice Lender agrees to assign without recourse to the Replacement Lender its share of outstanding Base Rate Loans and Euro-Dollar Loans and its Commitment, and to delegate to the Replacement Lender its obligations to the Borrowers under this Agreement and the other Loan Documents and its future obligations to the Administrative Agent under this Agreement and the other Loan Documents. Upon such sale and delegation by the Notice Lender and the purchase and assumption by the Replacement Lender, and compliance with the provisions of Section 10.08(c), the Notice Lender shall cease to be a "Lender" hereunder and shall thereafter have no rights to any of the Collateral or the proceeds thereof, and the Replacement Lender shall become a "Lender" under this Agreement and the other Loan Documents and shall have the same rights under the Loan Documents with respect to the Collateral as the Notice Lender had prior to such assignment and assumption; provided, however, that any Notice Lender shall continue to be entitled to the indemnification provisions contained elsewhere herein.

ARTICLE 10 MISCELLANEOUS

SECTION 10.01.                 Notices

.

All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (a) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 9 shall not be effective until received.

SECTION 10.02.                 No Waivers

.

The failure of the Parent or a Borrower satisfy, or the waiver by the Administrative Agent and the Lenders of, any condition set forth in Article 3 shall not constitute a waiver of any such condition with respect to any subsequent advance of a Loan, unless such waiver is expressly agreed to in writing as required by Section 10.06. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 10.03.                 Expenses; Documentary Taxes

.

The Borrowers shall pay (a) all out-of-pocket expenses (including, without limitation, all reasonable attorney and paralegal fees and expenses of the Administrative Agent, recording costs, recording or intangible taxes and title insurance, if any) of the Administrative Agent incurred in connection with the of this Agreement and the other Loan Documents, including, without limitation, (i) all costs, fees and taxes pertaining to the obtaining, preparation or filing of all equipment appraisals, Lien searches, the filing of financing statements, the Mortgages, or any other similar document or filing (including, without limitation, any release thereof), the Real Property Documentation, (ii) all fees and disbursements of special counsel for the Lenders and the Administrative Agent, (iii) all costs and fees incurred in connection with the preparation, negotiation, administration and execution and delivery of this Agreement and the other Loan Documents, and any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder, (iv) sums paid or incurred to pay for any amount or to take any action required of the Parent or any other Subsidiary hereunder or under this Agreement that any such Person fails to pay or take; (v) costs and expenses of preserving and protecting the Collateral; and (b) during the existence of an Event of Default, costs and expenses (including reasonable attorney and paralegal fees and expenses) paid or incurred to obtain payment of the Obligations, enforce the Lien in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions hereof or of any Loan Document or to defend any claim made or threatened against the Administrative Agent, the Collateral Agent, or any of the Lenders arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions hereof, or of any Loan Document regarding costs and expenses to be paid by the Borrowers. In the event any Borrower becomes a debtor under the Bankruptcy Code, the Administrative Agent's and each Lender's secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys' fees actually incurred), all to the extent allowed by the Bankruptcy Code. The Borrowers shall indemnify the Administrative Agent and each Lender against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

SECTION 10.04.                 Indemnification

.

The Borrowers shall indemnify the Administrative Agent, the Lenders and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrowers of the proceeds of any extension of credit by any Lender hereunder or breach by the Parent or any Subsidiary of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Administrative Agent or any of the Lenders to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrowers shall reimburse the Administrative Agent and each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person (or agent thereof) to be indemnified.

SECTION 10.05.                  Setoff; Sharing of Setoffs.

(a)    The Parent and each of the Borrowers hereby grants to the Collateral Agent, the Administrative Agent and each Lender, and to Wachovia as to the Swing Loans, and the Issuers as to the Letter of Credit Obligations, a lien for all Obligations owing to them from the Borrowers upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Collateral Agent, the Administrative Agent, Wachovia, or any such Lender or Issuer or otherwise in the possession or control of the Collateral Agent, the Administrative Agent, Wachovia, or any such Lender or Issuer for any purpose for the account or benefit of the Parent or the Borrowers and including any balance of any deposit account or of any credit of the Parent or the Borrowers with the Administrative Agent, Wachovia, or any such Lender or Issuer, whether now existing or hereafter established, hereby authorizing the Collateral Agent, the Administrative Agent, Wachovia, and each Lender or Issuer at any time or times with or without prior notice, so long as an Event of Default shall have occurred and be continuing, to exercise its right of offset, security interest, and Lien on such balances and accounts, or any part thereof, and to pay such balances and the proceeds and funds within such accounts to the Collateral Agent for distribution among the Noteholders and Lenders in accordance with the terms of the Security Agreement, as if such balances and property in such accounts were "Proceeds" thereunder, whether or not the Collateral or other collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. The Collateral Agent hereby designates the Administrative Agent, each Lender, Wachovia, and each Issuer a sub-collateral agent for purposes of exercising the rights granted to each of them in this Section 10.05. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Collateral Agent, the Administrative Agent, Wachovia, or any such Lender or Issuer as soon as the same may be put in transit to it by mail or carrier or by other bailee. Each of the Lenders, the Administrative Agent, the Parent, and the Borrowers agrees that this Section 10.05 shall constitute a security agreement with respect to such balances and the accounts in which they are deposited and that, to the extent such deposit accounts are maintained at the Lenders, the Lenders shall have control over such deposit accounts.

(b)   Wachovia, each Lender, and each Issuer agree that if any of them shall receive payment, either from the Collateral Agent (through the Administrative Agent) pursuant to the application of proceeds under a Collateral Document or otherwise, of a proportion of the aggregate amount of the principal and interest owing with respect to the Loans held by it, or the Letter of Credit Obligations, which is greater than the proportion received by any other Lender in respect of the aggregate amount of all principal and interest owing with respect to the Loans held by such other Lender, or an Issuer with respect to the Letter of Credit Obligations, the Lender or Issuer receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders owing to such other Lenders and the Letter of Credit Obligations, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders owing to such other Lenders and the Letter of Credit Obligations shall be shared by the Lenders and the Issuer ratably in accordance to the ratio their individual Commitment bears to the aggregate of all Commitments; provided that, if all or any portion of such payment received by the purchasing Lender is thereafter recovered from such purchasing Lender, such purchase from each other Lender or Issuer shall be rescinded and such other Lender or Issuer shall repay to the purchasing Lender or Issuer the purchase price of such participation to the extent of such recovery together with an amount equal to such other Lender's or Issuer's ratable share (according to the proportion of (i) the amount of such other Lender's or Issuer's required repayment to (ii) the total amount so recovered from the purchasing Lender or Issuer) of any interest or other amount paid or payable by the purchasing Lender or Issuer in respect of the total amount so recovered. Each of the Borrowers agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, or risk participant with respect to the Letter of Credit Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrowers in the amount of such participation.

SECTION 10.06.                  Amendments and Waivers.

(a)    Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Parent, the Borrowers and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that, no such amendment or waiver shall, unless signed by all Lenders, (i) change the Commitment of any Lender or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees (other than fees payable to the Administrative Agent) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) reduce the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, or the provisions with respect to pro rata treatment among Lenders (including, without limitation, as to sharing of payments and expenses), (vii) except as expressly provided in this Agreement or any of the other Loan Documents, release or substitute, or agree to subordination of, all or any substantial part of the Collateral held as security for the Loans, (viii) release any Guarantee given to support payment of the Loans, (ix) change the definitions of "Borrowing Base" or "Required Lenders," (x) change the provisions of any of Article 7 or Sections 10.04, 10.06, or 10.20, (xi) change the joint and several nature of the obligations of the Borrowers, or the several nature of the obligations of the Lenders under their respective Commitments, or (xii) change the definition of Obligations (except so as to make it more inclusive); and provided further that, no provision of this Agreement relating to Swing Loans may be amended without the prior written consent of Wachovia and no provision of this Agreement relating to the Letter of Credit Obligations may be amended without the prior written consent of the Issuers.

(b)   The Borrowers will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement except through the Administrative Agent, or unless each Lender shall be informed thereof by the Borrowers and shall be afforded an opportunity of considering the same and shall be supplied by the Borrowers with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrowers to the Administrative Agent (for distribution to each Lender) forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Lenders. The Borrowers will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as such) as consideration for or as an inducement to the entering into by such Lender of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such approving Lenders.

SECTION 10.07.                 No Margin Stock Collateral

.

Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 10.08.                  Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrowers may not assign or otherwise transfer any of its rights under this Agreement.

(b)   Any Lender may at any time sell to one or more Persons, provided that any such Person is a commercial bank or other financial institution, or a Related Fund or an Affiliate thereof (each a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment hereunder or any other interest of such Lender hereunder; provided, however, that if a Lender is selling a participation in only a portion of its Commitment or any other interest of such Lender hereunder, the participation being sold (determined as of the effective date of the sale of the participation) shall be in an amount not less than $5,000,000. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In no event shall a Lender that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Lender may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the Collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. Each Lender selling a participating interest to any Person other than an Affiliate or Related Fund of such Lender in any Loan, Note, Commitment or other interest under this Agreement, will, within 10 Domestic Business Days of such sale, provide the Borrowers and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Article 8 with respect to its participation in Loans outstanding from time to time.

(c)    Any Lender may at any time assign to one or more commercial banks or other financial institutions organized under laws of the United States of America or any state and having total assets in excess of $5,000,000,000 or an affiliate of any such bank or any other financial institution reasonably acceptable to Administrative Agent in its sole discretion (each an "Assignee") all or a proportionate part of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Lender and the Administrative Agent (and, in the case of an Assignee that is not then a Lender or a Related Fund or Affiliate of such Lender, subject to clause (iii) below, by the Borrowers); provided that (i) no interest may be sold by a Lender pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Lender's Commitment, (ii) if a Lender is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $5,000,000, (iii) no interest may be sold by a Lender pursuant to this paragraph (c) to any Assignee that is not then a Lender (or an Affiliate or Related Fund of a Lender) without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), and, unless a Default or Event of Default is in existence, the Borrower (whose consent shall not be unreasonably withheld or delayed), and (iv) a Lender may not have more than 3 Assignees that are not then Lenders (or an Affiliate or Related Fund thereof) at any one time. Upon (A) execution of the Assignment and Acceptance by such transferor Lender, such Assignee, the Administrative Agent and (if applicable) the Borrowers, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrowers and the Administrative Agent, (C) payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, (D) payment of a processing and recordation fee to the Administrative Agent in the amount of $1,000, if the Assignee is an Affiliate or Related Fund of a Lender, or $3,500, for any other Assignee, and (E) recordation of such assignment on the Register, as defined and provided below, such Assignee shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrowers, the Lenders or the Administrative Agent shall be required. The Borrowers hereby designate the Administrative Agent to serve as the Borrowers' agent, solely for purposes of this Section 10.08(c), to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lender and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Lenders, the transfer of any Commitment of such Lenders and the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to this Section 10.08(c). Coincident with the delivery of such an Assignment and Acceptance to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Commitment and/or Loan, and thereupon one or more new Notes in the aggregate principal amount so assigned shall be issued to the new Lender and, if applicable, a new Note shall be issued to the assigning or transferor Lender in the remaining aggregate principal amount of its Commitment and/or Loan not so assigned. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 10.08(c); but excluding any such losses, claims, damages and liabilities incurred by reason of the gross negligence or willful misconduct of the Administrative Agent. Each Lender agrees to indemnify the Borrowers and the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Borrowers or the Administrative Agent by reason of the inaccuracy of any information which is furnished by such Lender concerning such Lender or its Lending Office or the amount assigned pursuant to an Assignment and Acceptance Agreement.

(d)   Subject to the provisions of Section 10.09, the Borrowers authorize each Lender to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrowers which has been delivered to such Lender by the Borrowers pursuant to this Agreement or which has been delivered to such Lender by the Borrowers in connection with such Lender's credit evaluation prior to entering into this Agreement.

(e)    No Transferee shall be entitled to receive any greater payment under Section 2.13 or 9.03 than the transferor Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers' prior written consent or by reason of the provisions of Section 2.13, 9.02 or 9.03 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

(f)     Anything in this Section 10.08 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrowers to the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrowers' obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Lender from its obligations hereunder.

SECTION 10.09.                 Confidentiality

. Each Lender agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrowers to it pursuant to Section 5.04 or 6.01, or any other information which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Lender or their respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Lender's legal counsel and independent auditors and (h) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 10.09; provided that should disclosure of any such confidential information be required by virtue of clause (b) of the immediately preceding sentence, to the extent permitted by law, any relevant Lender shall promptly notify the Borrowers of same so as to allow the Borrowers to seek a protective order or to take any other appropriate action; provided, further, that, no Lender shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrowers to effect any such action.

SECTION 10.10.                 Representation by Lenders

. Each Lender hereby represents that it is a commercial Lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to Section 10.08, the disposition of the Note or Notes held by that Lender shall at all times be within its exclusive control.

SECTION 10.11.                 Obligations Several

. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 10.12.                 Georgia Law

. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

SECTION 10.13.                 Severability

. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

SECTION 10.14.                  Interest.

(a)    In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Lender, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrowers shall notify such Lender in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrowers not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrowers under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Administrative Agent and the Lenders do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Administrative Agent or the Lenders hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, each of the Borrowers covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrowers of such Excess, and (ii) the Borrowers shall not seek or pursue any other remedy, legal or equitable, against the Administrative Agent or any Lender, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Administrative Agent or any Lender, all interest at any time contracted for, charged or received from the Borrowers in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrowers, the Administrative Agent and each Lender shall, to the maximum extent permitted under applicable law, (x) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (y) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

(b)   Pursuant to O.C.G.A. Sec.7-4-2, the Borrowers, the Administrative Agent and the Lenders hereby agree that the only charges imposed or to be imposed by the Administrative Agent or the Lenders upon the Borrowers for the use of money in connection with the Loans is and will be the interest required to be paid under the provisions of Section 2.07 of this Agreement and the related provisions of the Notes, and that the fees payable pursuant to Section 2.08 are and shall be deemed to be compensation for services and are not and shall not be deemed to be interest or any other charge for the use, forbearance or detention of money.

SECTION 10.15.                 Interpretation

. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

SECTION 10.16.                 WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION

. EACH OF THE BORROWERS (A) AND EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF GEORGIA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF GEORGIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 10.01 FOR THE GIVING OF NOTICE TO THE BORROWERS. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE ADMINISTRATIVE AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE PARENT OR THE BORROWERS PERSONALLY, AND AGAINST ANY ASSETS OF THE PARENTS OR THE BORROWERS, WITHIN ANY OTHER STATE OR JURISDICTION.

SECTION 10.17.                 Counterparts

. This Agreement and the other Loan Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 10.18.                 Source of Funds -- ERISA

. Each of the Lenders hereby severally (and not jointly) represents to the Borrowers that no part of the funds to be used by such Lender to fund the Loans hereunder from time to time constitutes (a) assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest nor (b) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 10.19.                 Credit Inquiries

. Each Borrower and the Parent hereby authorizes and permits the Administrative Agent and each Lender, at its discretion and without any obligation to do so, to respond to credit inquiries from third parties concerning the Parent or any of the Subsidiaries.

SECTION 10.20.                 Consequential Damages

. NONE OF THE LENDERS NOR THE ADMINISTRATIVE AGENT SHALL BE RESPONSIBLE OR LIABLE TO THE PARENT, THE BORROWERS OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 10.21.                 Entire Agreement

. This Agreement, together with the other Loan Documents, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede and replace any agreement, written or oral, existing between or among the parties hereto in respect of such subject matter.

SECTION 10.22.                 Continuing Agreement

. This Agreement, together with all other Loan Documents, shall continue in full force and effect, notwithstanding the termination of any one, or more or all of the Commitments or the payment in full of one, or more of all of the Obligations, unless and until all Commitments have been terminated and all Obligations (including, without limitation, any Letter of Credit Obligations in the nature of contingent obligations) have been fully paid and satisfied, each in accordance with the terms and conditions hereof and of the other Loan Documents.

[Signatures are contained on the following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

BORROWERS:

AIRBORNE EXPRESS, INC. (SEAL)

By: /s/ Lanny H. Michael_______________________

Lanny H. Michael, SVP & CFO

P.O. Box 662

Seattle, Washington 98111

Attention: Chief Financial Officer and General _ Counsel

CFO Telecopier number: 206-281-1444

Confirmation number: 206-281-1003

GC Telecopier number: 206-281-1444

Confirmation number: 206-281-1005

ABX AIR, INC. (SEAL)

By: /s/ Joe Hete______________________________

Joe Hete, President

P.O. Box 662

Seattle, Washington 98111

Attention: Chief Financial Officer and General _ Counsel

CFO Telecopier number: 206-281-1444

Confirmation number: 206-281-1003

GC Telecopier number: 206-281-1444

Confirmation number: 206-281-1005

PARENT:

AIRBORNE, INC. (SEAL)

By: /s/ Lanny H. Micheal_______________________

Lanny H. Michael, SVP & CFO

P.O. Box 662

Seattle, Washington 98111

Attention: Chief Financial Officer and General _ Counsel

CFO Telecopier number: 206-281-1444

Confirmation number: 206-281-1003

GC Telecopier number: 206-281-1444

Confirmation number: 206-281-1005

LENDERS:

COMMITMENTS WACHOVIA BANK, N.A.,

as Administrative Agent, Collateral Agent,

and as a Lender (SEAL)

$47,500,000 By:/s/ Howard Kim___________________________

Title: Senior Vice President

Lending Office

Wachovia Bank, N.A.

191 Peachtree Street, N.E.

Atlanta, Georgia 30303‑1757

Attention: Syndications Group

Telecopier number: 404-332-1394

Confirmation number: 404-332-6971

NATIONAL CITY BANK (SEAL)

$32,500,000 By: /s/ Jeffrey L. Hawthorne____________________

Title: Senior Vice President

Lending Office

155 East Broad Street

Columbus, OH 43251

Attention: Jeffrey L. Hawthorne, Sr. Vice President

Telecopier number: 614-463-7172

Confirmation number: 614-463-7298

THE BANK OF TOKYO-MITSUBISHI, LTD.

PORTLAND BRANCH (SEAL)

$32,500,000 By: /s/ Kosuke Takahashi______________________

Title: Vice President

Lending Office

2300 Pacwest Center

1211 South West 5th Avenue

Attention: Penny Crisman

Telecopier number: 503-222-5646

Confirmation number: 503-222-3750

with a copy to:

Suite 1100

1201 Third Avenue

Seattle, Washington 98101

Attention: Kosuke Takahashi, Vice President

Telecopier number: 206-382-6067

Confirmation number: 206-362-6000

BANK OF AMERICA, N.A. (SEAL)

$45,000,000 By: /s/ Sharon Burks Horos_____________________

Title: Vice President

Lending Office

231 South LaSalle Street, 9th Floor

Chicago, IL 60697

Attention: Sharon Burks Horos, Vice President

Telecopier number: 312-828-6269

Confirmation number: 312-828-2149

U.S. BANK NATIONAL ASSOCIATION (SEAL)

$45,000,000 By: /s/ Stephen A. Tornio______________________

Title: Vice President

Lending Office

U.S. Bank Place

MPFP2516

601 Second Avenue South

Minneapolis, Minnesota 55402-4302

Attention: David Y. Kopolow, Vice President

Telecopier number: 612-973-2148

Confirmation number: 612-973-2341

THE BANK OF NEW YORK (SEAL)

$32,500,000 By: /s/ Elizabeth T. Ying_______________________

Title: Vice President

Lending Office

10000 Wilshire Boulevard

Suite 1125

Los Angeles, CA 90024

Attention: Lisa Yee Brown

Telecopier number: 310-996-8667

Confirmation number: 310-996-8650

ABN-AMRO BANK N.V. (SEAL)

$20,000,000 By: /s/ Alex Miller____________________________

Title: Vice President

By: /s/ Sean Cutting___________________________

Title: Vice President

Lending Office

300 South Grand Avenue, Suite 2650

Los Angeles, CA 90071

Attention: Paul K. Stimpfl, Group Vice President

Telecopier number: 213-687-2390

Confirmation number: 213-687-2303

THE INDUSTRIAL BANK OF JAPAN, LIMITED

(SEAL)

$20,000,000 By: /s/ Vicente L. Timiraos_____________________

Title: Joint General Manager

Lending Office

350 South Grand Avenue, Suite 1500

Los Angeles, CA 90071

Attention: J. Blake Seaton,

Vice President and Manager

Telecopier number: 213-488-9840

Confirmation number: 213-893-6448

______________________

TOTAL COMMITMENTS

$275,000,000

EXHIBIT A-1

AMENDED AND RESTATED SYNDICATED LOAN NOTE

Atlanta, Georgia

June 29, 2001

For value received, AIRBORNE EXPRESS, INC., a Delaware corporation ("Express"), and ABX AIR, INC., a Delaware corporation (together, with Express, jointly and severally, the "Borrowers"), promise to pay to the order of [LENDER] (the "Lender"), for the account of its Lending Office, the principal sum of [] AND NO/100 DOLLARS ($_), or such lesser amount as shall equal the unpaid principal amount of each Syndicated Loan made by the Lender to the Borrowers pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrowers promise to pay interest on the unpaid principal amount of this Amended and Restated Syndicated Loan Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of [Bank, and Lending Office Address], or such other address as may be specified from time to time pursuant to the Credit Agreement.

All Loans made by the Lender, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.

This Amended and Restated Syndicated Loan Note amends, restates, and supersedes that certain Syndicated Loan Note dated as of December 26, 2000, made by Airborne, Inc., payable to Lender, and is one of the Syndicated Loan Notes referred to in that certain Amended and Restated Credit Agreement dated as of even date herewith among the Borrowers, Airborne, Inc., the Lenders listed on the signature pages thereof and Wachovia Bank, N.A., as Administrative Agent and Collateral Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrowers to pay all costs of collection, including reasonable attorneys fees, in the event this Amended and Restated Syndicated Loan Note is collected by law or through an attorney at law.

The Borrowers hereby waive presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

This Amended and Restated Syndicated Loan Note may be executed by each of the Borrowers on different signature pages and when all of such signature pages are brought together this Amended and Restated Syndicated Loan Note shall be deemed fully executed by each of the Borrowers as if each of them had signed on the same signature page.

IN WITNESS WHEREOF, the Borrowers have caused this Amended and Restated Syndicated Loan Note to be duly executed, under seal, by their duly authorized officers as of the day and year first above written.

AIRBORNE EXPRESS, INC. (SEAL)

By:_______________________________________

Title:______________________________________

ABX AIR, INC. (SEAL)

By:_______________________________________

Title:______________________________________

Amended and Restated Syndicated Loan Note (continued)

SYNDICATED LOANS AND PAYMENTS OF PRINCIPAL
Date	Base Rate or Euro Dollar Loan	Amount of Loan	Amount of Principal Repaid	Maturity Date	Notation Made By

EXHIBIT A-2

AMENDED AND RESTATED SWING LOAN NOTE
Atlanta, Georgia
June 29, 2001

For value received, AIRBORNE EXPRESS, INC., a Delaware corporation ("Express"), and ABX AIR, INC., a Delaware corporation (together, with Express, jointly and severally, the "Borrowers"), promise to pay to the order of [_](the "Lender"), for the account of its Lending Office, the principal sum of [_] No/100 DOLLARS ($_), or such lesser amount as shall equal the unpaid principal amount of each Swing Loan made by the Lender to the Borrowers pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrowers promise to pay interest on the unpaid principal amount of this Amended and Restated Swing Loan Note at the rate provided for Base Rate Loans on the dates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of [Bank, and address of lending Office], or such other address as may be specified from time to time pursuant to the Credit Agreement.

All Swing Loans made by the Lender, the respective maturities thereof, and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.

This Amended and Restated Swing Loan Note amends, restates, and supersedes that certain Swing Loan Note dated as of April 20, 2001, made by Airborne, Inc., payable to Lender, and is the Swing Loan Note referred to in that certain Amended and Restated Credit Agreement dated as of June [], 2001, among the Borrowers, Airborne, Inc., the Lenders listed on the signature pages thereof, and Wachovia Bank, N.A., as Administrative Agent and Collateral Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof as well as the obligation of the Borrowers to pay all costs of collection, including reasonable attorneys' fees, in the event this Amended and Restated Swing Loan Note is collected by law or through an attorney at law.

The Borrowers hereby waive presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

This Amended and Restated Swing Loan Note may be executed by each of the Borrowers on different signature pages and when all of such signature pages are brought together this Amended and Restated Swing Loan Note shall be deemed fully executed by each of the Borrowers as if each of them had signed on the same signature page.

IN WITNESS WHEREOF, the Borrowers have caused this Amended and Restated Swing Loan Note to be duly executed, under seal, by their duly authorized officers as of the day and year first above written.

AIRBORNE EXPRESS, INC. (SEAL)

By:

Title:

ABX AIR, INC. (SEAL)

By:

Title

Amended and Restated Swing Loan Note (continued)

LOANS AND PAYMENTS OF PRINCIPAL
Date	Amount of Loan	Amount of Principal Repaid	Maturity Date	Notation Made By